UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
REPUBLIC SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 6, 2007
Dear Stockholder:
      We invite you to attend the 2007 Annual Meeting of Stockholders of Republic Services, Inc., which we will hold at 10:30 a.m., on Thursday, May 17, 2007 in the Champ Carr Room at the Riverside Hotel, 620 East Las Olas Boulevard, Ft. Lauderdale, Florida 33301. On the following pages we describe in the formal notice and proxy statement the matters our stockholders will consider at the annual meeting.
      In addition to the specific matters we will request our stockholders to act upon, we will report on our business and provide our stockholders an opportunity to ask questions of general interest.
      Whether or not you plan to attend in person, it is important that you have your shares represented at the annual meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible. The Board of Directors recommends that stockholders vote FOR each of the director nominees and FOR the company’s proposals described in the proxy statement. Thank you.

Sincerely,

James E. O’Connor
Chairman of the Board
and Chief Executive Officer

Page

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS	2
PROPOSAL 1 ELECTION OF DIRECTORS	4
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS	5
EXECUTIVE COMPENSATION	9
COMPENSATION COMMITTEE REPORT	18
2006 SUMMARY COMPENSATION TABLE	19
ALL OTHER COMPENSATION	20
2006 GRANTS OF PLAN-BASED AWARDS	20
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	21
2006 OPTION EXERCISES AND STOCK VESTED	22
2006 NONQUALIFIED DEFERRED COMPENSATION	22
POST-EMPLOYMENT COMPENSATION — RETIREMENT	28
POST-EMPLOYMENT COMPENSATION — DEATH OR DISABILITY	29
POST-EMPLOYMENT COMPENSATION — TERMINATION WITHOUT CAUSE BY THE COMPANY OR FOR GOOD REASON BY THE EXECUTIVE	30
POST-EMPLOYMENT COMPENSATION — TERMINATION WITHOUT CAUSE BY THE COMPANY OR FOR GOOD REASON BY THE EXECUTIVE — WITHIN TWO YEARS FOLLOWING A CHANGE IN CONTROL	30
2006 DIRECTOR COMPENSATION	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
AUDIT COMMITTEE REPORT	32
AUDIT AND RELATED FEES	33
PROPOSAL 2 ADOPTION OF THE REPUBLIC SERVICES, INC. 2007 STOCK INCENTIVE PLAN	34
PROPOSAL 3 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	41
SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS	42
SECURITY OWNERSHIP OF MANAGEMENT	43
STOCKHOLDER PROPOSALS AND NOMINATIONS	44
COMMUNICATION WITH THE BOARD OF DIRECTORS	44
HOUSEHOLDING	44
OTHER MATTERS	45
APPENDIX A — REPUBLIC SERVICES, INC. 2007 STOCK INCENTIVE PLAN	A-1

110 S.E. 6th Street
Fort Lauderdale, Florida 33301
NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Republic Services, Inc.:
      We will hold the 2007 Annual Meeting of Stockholders of Republic Services, Inc. at 10:30 a.m., on Thursday, May 17, 2007 in the Champ Carr Room at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, for the following purposes:

(1)	To elect directors to a term of office expiring at the annual meeting of stockholders in the year 2008 or until their respective successors are duly elected and qualified;

(2)	To approve and adopt the Republic Services, Inc. 2007 Stock Incentive Plan;

(3)	To ratify the appointment of Ernst & Young LLP as our company’s independent public accountants for 2007; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
      Only stockholders of record at the close of business on March 28, 2007 are entitled to notice of and to vote at the annual meeting or any postponement or adjournment of the annual meeting.
      We cordially invite you to attend the annual meeting in person. Even if you plan to attend in person, we request that you date, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time before its use.

By order of the Board of Directors,

David A. Barclay
Senior Vice President,
General Counsel and Assistant Secretary
Fort Lauderdale, Florida
April 6, 2007
PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

REPUBLIC SERVICES, INC.
110 S.E. 6th Street
Fort Lauderdale, Florida 33301
PROXY STATEMENT
       We furnish this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2007 Annual Meeting of Stockholders, or any postponement or adjournment of the meeting. We will hold the annual meeting at 10:30 a.m., on Thursday, May 17, 2007 in the Champ Carr Room at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.
      We mailed this proxy statement, the notice of annual meeting, the proxy card and our annual report to our stockholders on or about April 9, 2007.
      On March 16, 2007, we effected a 3-for-2 stock split in the form of a stock dividend, pursuant to which each stockholder of record at the close of business on March 5, 2007 was issued one additional share of our common stock for each two shares of our common stock held on March 5, 2007. Unless otherwise indicated in this proxy statement, all share numbers and per share prices reflect the impact of the stock split.
Record Date
      Only stockholders of record at the close of business on March 28, 2007 may vote at the annual meeting.
Shares Outstanding and Voting Rights
      The only voting stock of our company currently outstanding is our common stock. As of the close of business on March 28, 2007, there were 193,455,285 shares of common stock outstanding. Each share of common stock issued and outstanding is entitled to one vote on each of the matters properly presented at the annual meeting.
Proxy Procedure
      Proxies properly executed and returned in a timely manner will be voted at the annual meeting according to the voting instructions noted on the proxies. Proxies without voting instructions will be voted to elect the individuals nominated as directors in this proxy statement, for our company’s proposal set forth in the notice of annual meeting, and in the best judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power, at any time before it is voted, to revoke it in person at the annual meeting, by written notice to the secretary of our company at the address above, or by delivery to the secretary of our company of a later-dated proxy.
      The inspector of elections appointed for the meeting will tabulate the votes cast by proxy or in person at the annual meeting. The inspector will count these votes in determining whether or not a quorum is present. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter at the meeting will be included in determining the number of shares present or represented at the annual meeting. Broker shares that are not voted on any matter at the annual meeting will not be included in determining the number of shares present or represented at the annual meeting.
      The trustee of our 401(k) Plan will vote shares held in each participant’s account in accordance with instructions provided by the participant on a completed proxy card. If a participant does not provide a completed proxy card, the trustee of the 401(k) Plan will vote the shares in a participant’s account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants.
Voting Requirements
      Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of our common stock present at the annual meeting, in person or by proxy, and entitled to vote, is required for each other item and to approve any other matter duly brought to a vote at the annual meeting.
      Broker shares that are not voted on a particular proposal at the annual meeting will have no effect on that matter. Abstentions from voting on a particular proposal will have the effect of votes against the particular proposal.
Costs of Solicitation
      Our Board of Directors will solicit proxies by mail. Our directors, officers and a small number of other employees of our company may also solicit proxies personally or by mail, telephone, or otherwise. We will not compensate these persons for their solicitation. We will request brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting material to each beneficial owner of stock held on the record date by them. We have hired The Altman Group, Inc. to coordinate the solicitation of proxies by and through these holders for a fee of approximately $6,000 plus expenses. We will bear the entire cost of the solicitation.
BIOGRAPHICAL INFORMATION REGARDING DIRECTORS /NOMINEES AND EXECUTIVE OFFICERS
Directors
      We provide below biographical information for our current directors, each of whom is a nominee for election as a director of our company at the annual meeting.
      James E. O’Connor, age 57, was named Chairman of the Board of Directors in January 2003. He continues to serve as Chief Executive Officer and as a director, positions he was named to in December 1998. From 1972 to 1978 and from 1982 to 1998, Mr. O’Connor served in various positions with Waste Management, Inc., an integrated solid waste service company, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management — North America from 1991 to 1992 and Vice President — Southeastern Region from 1987 to 1991.

      Harris W. Hudson, age 64, was named our Vice Chairman, Secretary and a director in May 1998. From 1964 until 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc. and its predecessor. From 1983 until 1995, Mr. Hudson served as Chairman, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company that he founded. In 1995, Hudson Management merged with our former parent company (then known as Republic Waste Industries, Inc.). From 1995 until 1998, Mr. Hudson served in various executive roles with our former parent company, including as Chairman of its Solid Waste Group and its President.
      John W. Croghan, age 76, was named a director in July 1998. Since April 2002, Mr. Croghan has served as Chairman of Rail-Splitter Capital Management, LLC, an investment management firm formerly known as CMF Capital Management, Inc. Mr. Croghan was President and General Partner of Lincoln Partners, a partnership of Lincoln Capital Management Co. He was a founder and, from 1967 through December 2000, the Chairman of Lincoln Capital Management, an investment management firm. Mr. Croghan was retired from January 2001 until April 2002. He is also a member of the board of directors of Schwarz Paper Company.
      W. Lee Nutter, age 63, was named a director in February 2004. Mr. Nutter is Chairman, President and Chief Executive Officer of Rayonier, Inc., a leading supplier of high performance specialty cellulose fibers. Mr. Nutter joined Rayonier in 1967 in the Northwest Forest Operations and was named Vice President, Timber and Wood, Inc. in 1984; Vice President, Forest Products in 1985; Senior Vice President, Operations in 1986 and Executive Vice President in 1987. Mr. Nutter was elected President and Chief Operating Officer and a director of Rayonier in 1996 and to his current position effective January 1999. Mr. Nutter has announced that he will retire from Rayonier in mid-2007. Mr. Nutter is also a member of the North Florida Regional Board of SunTrust Bank and a member of the board of directors of J.M. Huber Corporation, a diversified multinational supplier of engineered materials, natural resources and technology-based services to various industries including paper, energy, plastics and construction.
      Ramon A. Rodriguez, age 61, was named a director in March 1999. Mr. Rodriguez has served as President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A., a firm of certified public accountants, from 1981 through 2006 when the firm was acquired by Crowe Chizek and Company, LLC. Mr. Rodriguez is currently an executive with Crowe Chizek. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez is also a member of the board of directors of Bank of Florida Corporation, a bank holding company and of DME Corporation, an aerospace and defense contractor.
      Allan C. Sorensen, age 68, was named a director in November 1998. Mr. Sorensen is the Vice-Chairman and a co-founder of Interim Health Care, Inc., which Interim Services, Inc., now known as Spherion Corporation, spun-off in October 1997. From October 1997 until February 2007, Mr. Sorensen served as Interim Health’s Vice Chairman and from 2004 until February 2007, Mr. Sorensen also served as Interim Health’s Chief Executive Officer and President. Before the spin-off, Mr. Sorensen served as a director and in various capacities including President, Chief Executive Officer and Chairman of Interim Services from 1967 to 1997. He was a member of the board of directors of H&R Block, Inc. from 1979 until 1993, when Interim Services was spun-off in an initial public offering.

      Michael W. Wickham, age 60, was named a director in October 2004. From 1996 to 2003, Mr. Wickham served as President and Chief Executive Officer of Roadway Corporation. He also served as Chairman of Roadway from 1998 until his planned retirement in December 2003. He served as President of Roadway from July 1990 through March 1998 and a director of Roadway from 1989 until his planned retirement in December 2003. Mr. Wickham is also a member of the board of directors of C.H. Robinson Worldwide, Inc., a transportation, logistics and sourcing company.
Executive Officers
      We provide below biographical information for each of our executive officers who is not a nominee for director.
      Michael J. Cordesman, age 59, was named President and Chief Operating Officer in February 2003. From March 2002 until February 2003, he served as our Vice President and Chief Operating Officer. Mr. Cordesman served as our Eastern Region Vice President from June 2001 until February 2003. From 1999 to 2001, Mr. Cordesman served as Vice President of the Central Region for Superior Services, Inc. From 1980 until 1999, Mr. Cordesman served in various positions with Waste Management, Inc. including Vice President of the Mid-Atlantic Region from 1992 until 1999.
      David A. Barclay, age 44, was named Senior Vice President, General Counsel and Assistant Secretary in August 1998. Mr. Barclay served as Senior Vice President and General Counsel of our former parent company’s Solid Waste Group from March 1998 until July 1998. Prior to that, from January 1997 to February 1998, Mr. Barclay was Vice President and Associate General Counsel of our former parent company.
      Tod C. Holmes, age 58, was named Senior Vice President and Chief Financial Officer in August 1998. Mr. Holmes served as our Vice President — Finance from June 1998 until August 1998 and as Vice President of Finance of our former parent company’s Solid Waste Group from January 1998 until June 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller — Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993.
PROPOSAL 1
ELECTION OF DIRECTORS
       The Board of Directors currently consists of seven members. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, and with respect to Messrs. O’Connor and Hudson, also in accordance with the terms of their employment agreements, has designated the persons named below as nominees for election as directors, for a term expiring at the annual meeting of stockholders in the year 2008. All nominees are currently serving as directors. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote for the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote the proxies they receive for the election of the nominees named below, unless a particular proxy withholds authorization to do so or provides other contrary instructions. Each of the nominees has indicated that he is willing and able to serve as a director. If before the annual meeting any nominee becomes unable to serve, an event which is not anticipated by the Board of Directors, the proxies will be voted for the election of whomever the Board of Directors may designate.
Nominees For Director

James E. O’Connor
Harris W. Hudson
John W. Croghan
W. Lee Nutter
Ramon A. Rodriguez
Allan C. Sorensen
Michael W. Wickham
      The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
       The Board of Directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board of Directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the board.
Corporate Governance
      The Board of Directors held eleven meetings and took three actions by unanimous written consent during 2006. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which he served. All our directors attended our 2006 annual meeting of stockholders. We do not have a formal policy regarding director attendance at our annual stockholders meeting although we strongly encourage all directors to attend.
      The Board of Directors has determined that our five non-management directors, Messrs. Croghan, Nutter, Rodriguez, Sorensen and Wickham, have met the standards of independence as set forth in our Corporate Governance Guidelines, which are consistent with the listing standards established by the New York Stock Exchange. A copy of our Corporate Governance Guidelines is available to view at our website, www.republicservices.com, and a copy may be obtained by written request to the corporate Secretary at Republic Services, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301.
      The non-management directors meet at least once per year in an executive session. In 2006, our non-management directors met four times in executive session.

      Our directors and executive officers attend ISS-accredited seminars and continuing education programs relating to corporate governance, audit and compensation matters.
Presiding Director
      The Board of Directors has created the position of Presiding Director to serve as the lead non-management director of the Board of Directors. The Presiding Director position shall at all times be held by an “independent” director, as that term is defined from time to time by the listing standards of the New York Stock Exchange and as determined by the Board of Directors in accordance with its Corporate Governance Guidelines.
      The Presiding Director will have, in addition to the powers and authorities of a member of our Board of Directors, the power and authority to (a) preside at all meetings of non-management directors when they meet in executive session without the participation of management, (b) set agendas, priorities and procedures for meetings of non-management directors when they meet in executive session without the participation of management, (c) coordinate with non-management directors the review, revision, addition or deletion of proposed agenda items for any meeting of the Board of Directors, (d) request access to any employee of the company at any time, and (e) retain independent outside financial, legal or other advisors on behalf of any committee or subcommittee of the Board of Directors.
      The Nominating and Corporate Governance Committee shall recommend a member of the Board of Directors to serve as Presiding Director. Upon approval by the Board of Directors, such person shall serve as Presiding Director for a period of not more than two consecutive years. The current Presiding Director of the company is Mr. Nutter, who was approved by the Board of Directors effective as of October 2, 2006.
Board Committees and Meetings
      The Board of Directors has established three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Committee member appointments are evaluated annually and any changes to such appointments are approved by the Board of Directors at its next regularly scheduled meeting that follows the annual meeting of stockholders. Committee chairmanships rotate bi-annually. Information regarding each of the current committees is as follows:
Audit Committee
      The Audit Committee consists of Messrs. Rodriguez (Chairperson), Croghan, Nutter, Sorensen and Wickham. The five members of the Audit Committee meet the independence, education and experience requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith, and the listing standards of the New York Stock Exchange. Our board has also determined that Messrs. Rodriguez and Croghan each qualify as an “Audit Committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act of 1934, as amended.
      The Audit Committee assists the Board of Directors in monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, and (c) the independence and performance of our internal and external auditors. Furthermore, the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, terminate and replace the independent auditor. The Audit Committee operates under a written charter adopted by the Board of Directors. This charter was amended and restated by our Board of Directors during 2002 and has been amended several times since. A copy of our current Audit Committee charter is available to view at our website, www.republicservices.com, and a copy may be obtained by written request to the corporate Secretary at Republic Services, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301. The Audit Committee held four meetings, took four actions by unanimous written consent and met four times in executive session during 2006.
Compensation Committee
      The Compensation Committee consists of Messrs. Wickham (Chairperson), Croghan, Nutter, Rodriguez, and Sorensen. The five members of the Compensation Committee are independent as that term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith, and in the listing standards of the New York Stock Exchange.
      The Compensation Committee of our Board of Directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of salaries and incentive compensation to executive officers and administers our stock incentive plan. The Compensation Committee operates under a written charter that was first adopted by our Board of Directors in July 2002 and has been amended several times since. The charter more fully describes the role, responsibilities and functioning of the Compensation Committee. A copy of our current Compensation Committee charter is available to view at our website, www.republicservices.com, and a copy may be obtained by written request to the corporate Secretary at Republic Services, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301. The Compensation Committee held eight meetings, took one action by unanimous written consent and met seven times in executive session during 2006.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee was formed in late 2002, although previously our Audit Committee also had responsibility as our nominating committee. The Nominating and Corporate Governance Committee consists of Messrs. Sorensen (Chairperson), Croghan, Nutter, Rodriguez and Wickham. The five members of the Nominating and Corporate Governance Committee are independent as that term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith, and in the listing standards of the New York Stock Exchange.
      The Nominating and Corporate Governance Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for such candidates, and making recommendations to the Board of Directors with respect to candidates for directors proposed by stockholders. In evaluating candidates for potential director nomination, the Nominating and Corporate Governance Committee will consider, among other things, candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, and have relevant business and industry experience, education and skills, and who would be effective as a director in conjunction with the full board in collectively serving the long-term interests of our stockholders in light of the needs and challenges facing the Board of

Directors at the time. All candidates will be reviewed in the same manner, regardless of the source of recommendation. Messrs. O’Connor and Hudson are nominated for election to our Board of Directors at each annual meeting of stockholders pursuant to the terms of their employment agreements with us. See “Executive Compensation-Employment Agreements and Post-Employment Compensation,” elsewhere in this proxy statement.
      In addition to the foregoing duties, the Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of Corporate Governance Guidelines and a Code of Ethics. Our Code of Ethics applies to our employees and to the Board of Directors. A copy of our Code of Ethics is available to view at our website, www.republicservices.com, and a copy may be obtained by written request to the corporate Secretary at Republic Services, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. This charter was amended and restated by our Board of Directors during 2004 and 2007. A copy of our current Nominating and Corporate Governance Committee charter is available to view at our website, www.republicservices.com, and a copy may be obtained by written request to the corporate Secretary at Republic Services, Inc. 110 S.E. 6th Street Fort Lauderdale, Florida 33301. The Nominating and Corporate Governance Committee will consider nominations from stockholders that are entitled to vote for the election of directors. The Nominating and Corporate Governance Committee held four meetings and met two times in executive session during 2006.

EXECUTIVE COMPENSATION
(historical share amounts and per share prices in this section do not give effect to our 3-for-2 stock split)
Compensation Discussion and Analysis
Background and Role of the Compensation Committee
      The Compensation Committee of our Board of Directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of salaries and incentive compensation to executive officers and administers our stock incentive plan. Our Compensation Committee was first formed in November 1998 and consisted of two members of our Board of Directors, both of whom were deemed independent under the then existing rules and regulations. Since that time, membership of the Compensation Committee has expanded, but members have always been deemed independent under the appropriate rules and regulations. Today, five members of our Board of Directors sit on the Compensation Committee, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated under that Act, and in the listing standards of the New York Stock Exchange.
      After our initial public offering on July 1, 1998, our compensation structure was a simple one and consisted of only four components — a salary, an annual bonus, an annual stock option grant, and a basic benefits package.
      For a short period of time after our initial public offering, one of our main strategic objectives was to grow our business through acquisitions. Beginning in late 1999, as a result of industry specific conditions, we shifted our strategic objectives from growing through acquisitions to growing our business organically, improving our return on invested capital, and generating free cash flow and distributing such cash flow in various forms to our stockholders. Consistent with this shift in strategic focus, in early 2000 our Compensation Committee interviewed several compensation consulting firms and ultimately selected and engaged a nationally recognized compensation consulting firm to conduct a comprehensive review of executive compensation. This review was undertaken to determine whether the compensation package afforded to our named executive officers was, at that time, competitive and/or complete when compared with similarly situated companies. To more strongly align management’s incentive compensation with the company’s strategic direction, the compensation consulting firm was also engaged to assist in the design of a long-term incentive plan that would reward our named executive officers’ ability to generate increasing amounts of free cash flow over an extended time horizon.
      Following this review and the implementation of a long-term incentive plan in 2001, the Compensation Committee continued the engagement of this compensation consulting firm during 2001, 2002 and 2003 to conduct further reviews of executive compensation. In these annual reviews, the consulting firm was asked to review the current compensation packages for our top 25 officers, including our named executive officers, and compare them with packages offered to officers at a targeted universe of peer group companies that was established during the 2000 review. The analysis and development of findings entailed regular meetings between the consulting firm and the Compensation Committee. The consulting firm ultimately provided the Compensation Committee with its findings and analysis, which the Compensation Committee took into consideration in determining its policies and basis upon which our top 25 officers are compensated.
      Beginning in late-2003 and continuing through 2006, the Compensation Committee changed compensation consultants and retained the services of Pearl Meyer & Partners to assist the Compensation Committee with its review of compensation for our top 25 officers, including our Chief Executive Officer and the other named executive officers. In addition, Pearl Meyer & Partners was asked to conduct an annual market comparison analysis and also has been utilized as a regular advisor to the Compensation Committee regarding ongoing compensation issues. The Compensation Committee retains Pearl Meyer & Partners directly, supervises all work assignments performed by them, and reviews and approves all work invoices received from Pearl Meyer & Partners for payment. Nevertheless, there are instances when Pearl Meyer & Partners must work with our management in order to obtain compensation information and data to perform its tasks.
      In addition to Pearl Meyer & Partners, the Compensation Committee also has the ability to retain any other advisors it deems necessary or desirable in order for it to discharge its duties. The Compensation Committee also has sole authority to terminate the retention of any advisor it has retained.
      When making decisions regarding the compensation of named executive officers, including the Chief Executive Officer, the Compensation Committee considers data and analyses prepared by Pearl Meyer & Partners that includes our company’s prior performance and historical pay to the named executive officers and the appropriateness of such compensation compared to that of our comparator group of peer companies. General compensation surveys compiled by other consulting firms are also reviewed and considered by the Compensation Committee in determining the appropriateness of executive compensation. Finally, the Compensation Committee also considers the compensation recommendations set forth by the Chief Executive Officer for named executive officers. Beginning in 2007, the Compensation Committee has requested that the Chief Executive Officer no longer make any recommendation regarding his compensation. In considering compensation matters generally, and the compensation packages of the named executive officers in particular, the Compensation Committee routinely meets in executive session outside the presence of the named executive officers.
Compensation Program Objectives and What the Program is Designed to Reward
      Our executive compensation program is designed to attract and retain our officers and to motivate them to increase stockholder value on both an annual and a longer term basis primarily by improving our return on invested capital and generating increasing levels of free cash flow. We define free cash flow as cash provided by operating activities less purchases of property and equipment, plus proceeds from sales of property and equipment. Free cash flow is allocated and deployed by the Board of Directors to pay quarterly cash dividends to our stockholders and to fund our stock repurchase programs, among other things.
      To that end, the Compensation Committee structures compensation packages that are primarily weighted toward incentive forms of compensation to ensure that an officer’s interests are aligned with the interests of our stockholders. Our incentive forms of compensation do not focus on individual goals or performance, but instead focus on organization-wide strategic goals and objectives. We believe that stockholder interests are best served — and that our officers’ interests are best aligned with those of our stockholders — by establishing, working toward and achieving strategic goals and objectives that affect our entire organization. We believe the relationship between our company’s generation of free cash flow and the financial rewards received by our stockholders is strong. Consequently, the relationship between the success of our officers in generating free cash flow and the financial rewards received by them is also strong.
Elements of Compensation
      Our compensation program for named executive officers, other than Mr. Hudson, consists of the following components:

•	Annual cash incentive awards

•	Long-term cash incentive awards

•	Equity compensation

•	Salaries

•	Other benefits primarily including retirement contributions
      Each of these components is reflected in the Summary Compensation Table and is discussed in detail below.
Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined
      As mentioned above, our compensation packages are primarily weighted toward incentive compensation, although we do not adhere to a precise mathematical allocation between salary and incentive compensation. Nevertheless, a significant portion of our named executive officers’ total compensation is placed at risk through annual and long-term incentive cash and equity compensation.
      Annual Incentive Compensation. Annual incentive compensation for each of our named executive officers (other than Mr. Hudson) is governed by our Executive Incentive Plan which was approved by our stockholders at the company’s 2002 Annual Meeting. Payments made in accordance with this plan are tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. Under this plan, each of our named executive officers is eligible to receive annual incentive compensation upon achieving predetermined levels of (a) earnings per share and (b) free cash flow, both of which are approved by the Compensation Committee at the beginning of our fiscal year following approval by the Board of Directors of the company’s annual budget.
      During 2006, the annual incentive target payouts for each of our named executive officers were as follows:

Annual Incentive Target Payout
Named Executive Officer	Percentage of Salary

Mr. O’Connor	100%
Mr. Cordesman	80%
Mr. Holmes	60%
Mr. Barclay	50%

      In the event our free cash flow target is met, the percentage of salary payable to each named executive officer will increase by 20% for each $0.01 by which we exceed our earnings per share target, up to a maximum of $0.05 per share, resulting in a possible maximum target payout equal to 200% of the “Percentage of Salary” target payout indicated in the table above. For 2006, our free cash flow target was $270 million and our earnings per share target was $1.91 per share. We exceeded both of these targets during 2006 by achieving free cash flow of $286 million and earnings per share of $2.07, more than the maximum amount of $0.05 per share necessary to increase annual bonuses payable to named executive officers to 200% of target payouts. Consequently, each of our named executive officers received a target payout equal to 200% of the “Percentage of Salary” target indicated in the table above. These payments are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” These annual incentive payments to the named executive officers averaged 159% of salary. A summary of the annual incentive program for 2007 for the named executive officers can be seen below in the Grants of Plan-Based Awards Table.
      For 2007, several changes have been made to the annual incentive compensation for our named executive officers. First, the Compensation Committee has revised annual incentive compensation target percentages as reflected below:

Annual Incentive Target Payout
Named Executive Officer	Percentage of Salary

Mr. O’Connor	120%
Mr. Cordesman	100%
Mr. Holmes	70%
Mr. Barclay	60%
      These increases in the target percentages were made to strengthen and reinforce our commitment to incentive compensation and to place our named executive officers more in parity with similarly situated persons at a comparator group of peer companies.
      In addition, the formula by which the annual incentive compensation may be increased to 200% of target has been revised. Thus, beginning in 2007 in the event our free cash flow target is met, the percentage of salary payable to each named executive officer will increase by approximately 14% for each $0.01 by which we exceed our earnings per share target, up to a maximum of $0.07 per share (adjusted for our March 16, 2007 3-for-2 stock split), resulting in a possible maximum target payout equal to 200% of the “Percentage of Salary” target payout indicated in the table above. This change was made in recognition that our aggregate earnings have increased significantly since the program was put into place several years ago and a proportional increase in the earnings per share escalator was appropriate.
      Finally, the threshold at which annual incentive compensation is payable to participants has been revised. Previously, if the free cash flow target or the earnings per share target was not reached, no payment was made to participants with respect to that element of annual incentive compensation. Upon review by the Compensation Committee, it was determined that this “all or none” feature of the annual incentive program did not provide appropriate incentive for continuous and significant improvement in both free cash flow and earnings per share in the event such improvement did not meet the targets set. Consequently, the Compensation Committee has determined that beginning in 2007, achieving 75% of the budgeted increase in either free cash flow or earnings per share from the prior year’s actual results to the current year’s target will result in a payment to participants of 50% of the targeted payment amount attributable to either free cash flow or earnings per share. For increases in either free cash flow or earnings per share above the 75% threshold but below the targeted amount, results are interpolated and annual incentive compensation is paid to participants on a ratable basis between 50% of the targeted payment amount and the targeted payment amount.
      Long-Term Incentive Compensation. Long-term incentive compensation for each of our named executive officers (other than Mr. Hudson) is also governed by our Executive Incentive Plan. Similar to annual incentive payments, long-term incentive payments are also based on achieving pre-established performance goals which are set under our Executive Incentive Plan. Consequently, these payments are also tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.
      Long-term awards are based on three-year rolling periods of three calendar years each. A new performance period begins on January 1 of each year, and payouts with respect to each performance period are scheduled to occur following the end of the applicable three-year period. The payouts of the long-term awards are based upon achieving predetermined levels of (a) cash flow value creation, which we define as net income plus after-tax interest expense plus depreciation, depletion, amortization and accretion less capital charges (net average assets multiplied by our weighted average cost of capital), and (b) return on invested capital, both of which are approved by the Compensation Committee at the beginning of a three-year performance cycle. We believe that our stockholders are primarily concerned with our ability to generate free cash flow and provide them with a reasonable return on their investment. As such, we also believe that using these variables serves to closely align management’s interests with our stockholders’ interests. In addition, we believe that these variables tie long-term incentive compensation more directly to actual performance of the company and its officers rather than measures based upon the vagaries of the stock market.
      The Compensation Committee, with the advice of its initial compensation consultant, established targeted levels of cash flow value creation and return on invested capital for our initial performance period of 2001-2003. These targets are the same for all participants in the plan and have been revised upward since that time for each subsequent performance period based on our actual performance, as well as business and financial projections. Additionally, also with the advice of its initial compensation consultant, the Compensation Committee established dollar-based long-term incentive compensation payout targets for our initial performance period of 2001-2003. Since then, the Compensation Committee has generally increased these payout targets in the range of 5-10% per performance period. In the event the cash flow value creation or return on invested capital targets are exceeded during any performance period, the payout to named executive officers and other participants can be increased upward to a maximum of 150% of the targeted payout amount. On an annual basis, both the proposed targets for cash flow value creation and return on invested capital and the proposed payout targets to participants have been reviewed by the compensation consulting firm then engaged by the Compensation Committee. Since 2004, the consulting firm conducting this review has been Pearl Meyer & Partners.
      During 2006, the long-term incentive payout targets for the 2006-2008 performance period were established and are reflected in the Grants of Plan Based Awards Table. Also during 2006, the long-term incentive payout for the 2004-2006 performance period equaled 150% of the targeted payout amount, reflecting the fact that we exceeded targeted amounts of cash flow value creation and return on invested capital. The amounts paid to the named executive officers are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” These long-term incentive plan payments to named executive officers averaged 105% of salary and, when combined with annual incentive payments, averaged 264% of salary.
      Equity Compensation. For a period of time following our initial public offering in 1998, grants of stock options were made to a significant portion of our employees, including our named executive officers. As our compensation programs evolved and we implemented our long-term incentive compensation program in 2001, we reduced both the number of employees eligible to receive options and also the number of options granted to those employees, including our named executive officers. The reduction in options granted affected all participants. This information — while historical in nature — reflects that the addition of new compensation programs are not simply layered on and added to existing programs.
      Additionally, in 2000 we adopted a policy that governed the manner by which we grant equity compensation to all of our employees (including named executive officers) and directors. This policy provides that at the first Compensation Committee meeting of each calendar year, the Compensation Committee approves a model that serves as the template upon which equity compensation is granted to eligible employees by position, including named executive officers. Following this approval, equity compensation awards (stock options, shares of restricted stock and deferred stock units) are granted to recipients the day after we publicly announce financial performance for the prior year and provide financial goals for the upcoming fiscal year. This announcement is typically made a few days following the Compensation Committee meeting at which the model is approved. The equity compensation awards are priced at the close of business on the day before the grant. We have chosen this approach because we believe it best insures that all material information has been adequately disseminated into the marketplace and is reflected in our stock price prior to granting equity compensation awards.
      Following the annual equity based compensation grant process discussed above, additional equity awards are issued to new employees when hired, or to current employees when promoted, into positions that are eligible for equity awards. In this case, the new or promoted employee receives an equity award that is priced as of the close of business on the day immediately preceding the date of hire or promotion, and is an amount consistent with the model previously approved by the Compensation Committee.
      We believe that equity awards offer significant motivation to our directors, officers and other employees and serve to align their interests with those of our stockholders. While the Compensation Committee will continually evaluate the use of equity compensation — both types and amounts — it intends to continue to use such awards as part of the company’s overall compensation program.
      Prior to 2004, all officers (including the named executive officers) and eligible employees received annual grants of options to acquire the company’s shares of common stock. Beginning in 2004, the Compensation Committee awarded to Messrs. O’Connor, Cordesman, Holmes and Barclay, shares of restricted stock in lieu of stock options. The number of restricted stock grants awarded to these individuals equaled 40% of the number of options previously granted to them. Based upon a Black-Scholes valuation of the previously granted options to these individuals, the value of the restricted share grants made to them during 2004 approximated the value of the option grants made to them in the immediately preceding year. Mr. Hudson is granted deferred stock units each year in the same amount as our non-employee directors. All directors, including Mr. Hudson, are required to retain all deferred stock units until their service as a director ends.
      During 2006, in addition to the restricted shares granted in lieu of salary increases discussed below, Messrs. O’Connor, Cordesman, Holmes and Barclay received restricted share grants equal to 24,000, 16,000, 16,000 and 16,000 shares, respectively, an amount that is consistent with grants made during 2004 and 2005. The shares of restricted stock vest in tranches at the rate of 25% per year in each of the four years following the date of grant, subject to vesting acceleration of an additional tranche based on our achievement of the annual performance goals that are established under our Executive Incentive Plan. The Compensation Committee believes that the use of restricted stock better aligns the interests of these individuals with stockholders, particularly because each of them is expected to hold a certain dollar amount of stock during their employment with the company. The current stock ownership guidelines are as follows:

Salary Multiple to Be Held in
Named Executive Officer	Company Stock

Mr. O’Connor	3 times
Mr. Cordesman	3 times
Mr. Holmes	3 times
Mr. Barclay	3 times
      Each of the named executive officers currently satisfies these guidelines.
      Salaries. During 2006, the cash salaries paid to Messrs. O’Connor, Cordesman, Holmes and Barclay remained at the same level as existed during and since 2003: $840,000, $450,000, $400,000 and $325,000, respectively. Instead of giving these individuals cash raises since that time, the Compensation Committee has instead granted to them shares of restricted stock that vest on January 1 of the calendar year following the year with respect to which the grant is made. During 2006, the number of shares granted to Messrs. O’Connor, Cordesman, Holmes and Barclay were 5,000, 3,000, 2,500 and 2,500, respectively, at a market price of $39.01 per share. Each of these individuals has elected to defer and hold all of these shares of restricted stock until their employment with our company terminates.
      With respect to Mr. Hudson, his compensation for services as Vice Chairman is governed by his employment agreement with the company, effective as of July 31, 2001. This agreement has a term ending on December 31, 2007. During the agreement’s term, Mr. Hudson has been paid a salary and he has been entitled to participate in our health, life and disability insurance programs. Mr. Hudson’s salary for 2006 was $100,000 and was paid to him pursuant to his employment agreement with us. Mr. Hudson will also receive a salary of $100,000 for 2007. Mr. Hudson has not participated in any annual or long-term incentive programs under this agreement. Mr. Hudson has, however, participated in our compensation programs on the same terms as our independent directors, and Mr. Hudson has received the same annual retainer, meeting fees and equity awards as are paid to our independent directors. Upon termination of his employment agreement on December 31, 2007, Mr. Hudson will be compensated by us solely for his activities as a director.
      Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully reflected on the table entitled All Other Compensation. These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. For 2006, the benefits and perquisites to named executive officers fall into five general categories: (a) matching contributions by us to 401(k) and deferred compensation accounts, (b) retirement contributions to deferred compensation accounts, (c) value attributable to life insurance we afford our named executive officers beyond that which is offered to our employee population generally, (d) dividends received on common stock, and (e) financial planning services. In addition, Mr. O’Connor has access to our airplane for personal use and Mr. Hudson receives fees for his services as a director.
      Matching Contributions. For all of our employees, including our named executive officers, we match contributions made by them into our 401(k) Plan. This match equals 100% of the first three percent of pay contributed and 50% of the next two percent of pay contributed by an employee. In addition, because each of our named executive officers are limited by federal law as to the amount they are permitted to contribute to our 401(k) (which in 2006 was generally limited to $15,000 per year), we have established a Deferred Compensation Plan that permits them to defer additional amounts of their compensation to better provide for their retirement. Under the Deferred Compensation Plan, once a participant has reached his contribution limits in the 401(k) Plan, we also match contributions made by them in the Deferred Compensation Plan, but in an amount that is less than the matching amounts under the 401(k) Plan. The matching contribution under the Deferred Compensation Plan is equal to two percent of the amount deferred.
      Retirement Contributions. During 2005, we began making a retirement contribution to our top 25 officers’ deferred compensation accounts, including the accounts of our named executive officers. This contribution is reviewed annually, is discretionary on the part of the Compensation Committee and may be deferred or discontinued at any time. The contribution amount is a fixed dollar amount and is dependent on the participant’s title and position in the organization. In determining the level of retirement contributions for participants, we began by conducting an actuarial analysis that established a benchmark against which any plan that was ultimately adopted could be compared. Following the establishment of this actuarial benchmark, we decided upon a reduced fixed dollar amount that has remained constant for participants over time. Retirement contribution amounts vest in one of two ways. First, the amounts vest upon an officer satisfying the age, service, and in certain instances, notice requirements necessary to qualify for retirement. Second, in the event an officer’s employment is terminated “without cause,” the retirement contributions vest immediately but are not available to the officer until the fifth anniversary of the termination date.
      Supplemental Life Insurance. We provide life insurance equal to one times salary for all of our full-time, non-probationary employees. Under their employment agreements, however, we provide life insurance equal to two times salary for Messrs. O’Connor, Cordesman, Holmes and Barclay. While proceeds under these life insurance policies are used to mitigate any payment made by us to the estate of our named executive officers under their respective employment agreements, federal tax laws require us to report as a benefit the incremental cost of purchasing additional insurance.
      Dividends. As previously discussed, Messrs. O’Connor, Cordesman, Holmes and Barclay receive grants of restricted stock. Following the date that the restricted shares are granted to them, any dividends we declare on these shares of common stock are received by them. Because we grant these shares to align these individuals’ interests with those of our stockholders, which includes the economic rewards and risks attendant with share ownership, we believe that permitting the officers to receive dividends on shares not yet vested is appropriate. With respect to Mr. Hudson, dividends on his deferred stock units are automatically reinvested in additional deferred stock units.

      Financial Planning. Through December 31, 2006, Messrs. O’Connor, Cordesman, Holmes and Barclay were reimbursed annually up to an amount equal to two percent of their salary for financial, estate and tax planning services used by them. This benefit has been discontinued for 2007 and the cash salaries payable to each of Messrs. O’Connor, Cordesman, Holmes and Barclay have been increased by two percent to compensate them for this eliminated benefit.
      Airplane Use. In addition to the foregoing benefits and perquisites, Mr. O’Connor is also permitted to use our airplane for personal travel. The amount reflected in the All Other Compensation Table as “Aircraft Usage” represents the incremental cost to provide our aircraft to Mr. O’Connor for personal travel. This valuation is in accordance with Securities and Exchange Commission guidance and differs from the valuation under applicable tax guidance. At each quarterly meeting of our Compensation Committee, Mr. O’Connor’s personal use of our airplane for the immediately preceding calendar quarter is reviewed.
How Each Compensation Element Fits Into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements
      In establishing compensation packages for our named executive officers, numerous factors are considered including the particular executive’s experience, expertise and performance, the company’s overall performance and compensation packages available in the marketplace for similar positions. As noted above, greater weight and emphasis is placed on forms of incentive compensation rather than salary. A review of the Summary Compensation Table reflects that in 2006, the sum of Stock Awards and Non-Equity Incentive Plan Compensation (annual and long-term cash incentives) represented between 75% and 78% of Total Compensation for the named executive officers, other than Mr. Hudson who is not eligible under his employment agreement to receive incentive compensation.
      When considering the marketplace, particular emphasis is placed upon compensation packages available at a “comparator group” of peer companies. The Compensation Committee has consistently worked to establish a meaningful comparator group of peer companies. Today, this group principally consists of three types of companies: direct competitors in the non-hazardous solid waste industry, companies involved in the transportation and logistics business, and companies involved in extractive industries such as mining. A list of our current comparator group of peer companies is set forth below:

•	Allied Waste Industries, Inc.

•	Waste Connections, Inc.

•	Cintas Corporation

•	Energy East Corporation

•	J.B. Hunt Transport Services, Inc.

•	MeadWestvaco Corporation

•	Ryder System, Inc.

•	Vulcan Materials Company

•	Waste Management, Inc.

•	The Brink’s Company

•	Ecolab Inc.

•	Freeport-McMoRan Copper & Gold Inc.

•	Laidlaw International, Inc.

•	Newmont Mining Corporation

•	Union Pacific Corporation

•	YRC Worldwide

      As noted above, the Compensation Committee selects and works with independent compensation consulting firms to evaluate its executive compensation program in light of the marketplace to make sure the program is competitive.
COMPENSATION COMMITTEE REPORT
       The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.
      The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.
      Based on the review and discussions referred to in the paragraph immediately above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Compensation Committee:

Michael W. Wickham, Chairperson
John W. Croghan
W. Lee Nutter
Ramon A. Rodriguez
Allan C. Sorensen

2006 SUMMARY COMPENSATION TABLE
       The following table sets forth compensation information regarding our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers, to whom we refer collectively as our named executive officers, during the year ended December 31, 2006.

				Non-Equity
			Stock	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($) (3)	($)(4)	($)

James E. O’Connor	2006	843,238	1,501,850	2,502,014	494,045	5,341,147
(Chairman and Chief Executive Officer)

Tod C. Holmes	2006	401,539	968,725	1,027,501	155,050	2,552,815
(Senior Vice President and Chief Financial Officer)

Michael J. Cordesman	2006	450,770	804,654	1,095,000	179,048	2,529,472
(President and Chief Operating Officer)

David A. Barclay	2006	326,241	656,645	699,991	107,577	1,790,454
(Senior Vice President and General Counsel)

Harris W. Hudson	2006	104,231	156,040	—	72,955	333,226
(Vice Chairman)

(1)	In connection with the company’s conversion to a new payroll system during 2006, bi-weekly pay periods for certain employees were adjusted to conform to the company’s new standard. As a result, certain employees, including the named executive officers shown in the table above, had one extra day of salary included in their taxable earnings during 2006. This change had no impact on the company’s payroll expense during 2006.
(2)	Represents the dollar amounts recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock and, in the case of Mr. Hudson, deferred stock units granted for his service as a director of our company during 2006 as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As Messrs. O’Connor, Holmes and Cordesman are either eligible for retirement or will be eligible for retirement before the end of the requisite service period under the company’s old retirement rules, the fair value of their awards have been expensed to coincide with the date they became or will become eligible for retirement. The amounts shown in the table above reflect the company’s accounting expense for the awards and do not correspond to the actual value that will be recognized by the named executive.
(3)	Reflects both annual and long-term incentives payable under the Executive Incentive Plan. The amounts in this column were earned during 2006 but were paid to the named executive officers during the first quarter of 2007. Annual incentive compensation earned during 2006 by Messrs. O’Connor, Holmes, Cordesman and Barclay equals $1,680,014, $480,001, $720,000 and $324,991, respectively. Long-term incentive compensation earned during 2006 and attributable to the 2004-2006 performance cycles by Messrs. O’Connor, Holmes, Cordesman and Barclay equals $822,000, $547,500, $375,000 and $375,000, respectively.
(4)	See the All Other Compensation table set forth below for an itemized breakdown of “All Other Compensation” for each named executive officer.

ALL OTHER COMPENSATION

			Matching	Retirement	Value of
		Matching	Contribution	Contributions	Supplemental
		Contribution	to Deferred	to Deferred	Life		Financial		Total All
		to 401(k)	Compensation	Compensation	Insurance	Aircraft	Planning	Directors	Other
		Plan	Plan	Plan	Premiums	Usage	Services	Fees	Compensation
Name	Year	($)(1)	($)(2)	($)	($)	($)(3)	($)	($)	($)

James E. O’Connor	2006	8,800	55,666	336,000	7,999	69,161	16,419	—	494,045

Tod C. Holmes	2006	8,800	19,369	120,000	3,881	—	3,000	—	155,050

Michael J. Cordesman	2006	8,800	17,109	149,000	4,139	—	—	—	179,048

David A. Barclay	2006	8,800	10,557	81,000	720	—	6,500	—	107,577

Harris W. Hudson	2006	3,127	—	—	1,828	—	—	68,000	72,955

(1)	Reflects matching contributions by the company made in 2007 attributable to 2006 participant contributions in the 401(k) Plan.
(2)	Reflects matching contributions by the company made in 2007 attributable to 2006 participant contributions in the Deferred Compensation Plan.
(3)	This amount reflects the incremental cost to provide company-owned aircraft to Mr. O’Connor for personal travel. This valuation is calculated in accordance with Securities and Exchange Commission guidance and differs from the valuation under applicable tax guidelines. For tax purposes, aircraft usage for Mr. O’Connor equals $20,998 for 2006.
2006 GRANTS OF PLAN-BASED AWARDS
       The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2006 under our Executive Incentive Plan and our 1998 Stock Incentive Plan. Information regarding our awards under these plans is included in our Compensation Discussion and Analysis under the headings “Annual Executive Compensation,” “Long-Term Incentive Compensation” and “Equity Compensation.” Share amounts do not give effect to our 3-for-2 stock split, which was effective on March 16, 2007.

							All
							Other
							Stock
							Awards:		Grant
							Number	Exercise or	Date Fair
				Estimated Future Payouts Under			of	Base	Value of
				Non-Equity Incentive Plan Awards			Shares	Price	Stock and
	Type						of Stock	of Option	Option
	of	Approval	Grant	Threshold	Target	Maximum	or Units	Awards	Awards
Name	Grant	Date	Date	($)(1)	($)	($)(2)	(#)(3)	($/sh)	($)

James E. O’Connor	Long-Term	01/25/06	02/08/06	158,250	633,000	949,500	29,000	—	1,131,290
	Annual	01/25/06	02/08/06	420,000	840,000	1,680,000	—	—	—

Tod C. Holmes	Long-Term	01/25/06	02/08/06	105,500	422,000	633,000	18,500	—	721,685
	Annual	01/25/06	02/08/06	120,000	240,000	480,000	—	—	—

Michael J. Cordesman	Long-Term	01/25/06	02/08/06	87,500	350,000	525,000	19,000	—	741,190
	Annual	01/25/06	02/08/06	180,000	360,000	720,000	—	—	—

David A. Barclay	Long-Term	01/25/06	02/08/06	72,250	289,000	433,500	18,500	—	721,685
	Annual	01/25/06	02/08/06	81,250	162,500	325,000	—	—	—

Harris W. Hudson	Long-Term	—	—	—	—	—	—	—	—
	Annual	01/25/06	02/08/06	—	—	—	4,000	—	156,040

(1)	This is the threshold at which payouts under the respective incentive plan begin. If goals are not achieved, no payout will be made.
(2)	For long-term incentives, the maximum payout equals 150% of target and relates to the 2006-2008 performance cycle. For annual incentives, the maximum payout equals 200% of target.
(3)	Mr. Hudson received 4,000 deferred stock units that were fully vested on the grant date.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
       The following table sets forth information concerning unexercised options and unvested restricted stock outstanding for each of our named executive officers at December 31, 2006. Share amounts and exercise prices do not give effect to our 3-for-2 stock split, which was effective on March 16, 2007.

	Option Awards
					Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or	of Shares or
	Unexercised	Unexercised			Units of Stock	Units of Stock
	Options	Options	Option	Option	That Have	That Have
	(#)	(#)	Exercise	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	($)(1)

James E. O’Connor(2)	55,000	—	18.4375	01/04/2009	41,000	1,667,470
	60,000	—	19.23	02/05/2013	—	—

Tod C. Holmes(3)	40,000	—	19.23	02/05/2013	26,500	1,077,755

Michael J. Cordesman(4)	25,000	—	18.80	06/04/2011	27,000	1,098,090
	40,000	—	19.23	02/05/2013	—	—

David A. Barclay(5)	—	—	—	N/A	26,500	1,077,755

Harris W. Hudson	—	—	—	N/A	—	—

(1)	Valued at a December 29, 2006 closing price of $40.67.
(2)	Mr. O’Connor had 41,000 shares of restricted stock outstanding as of December 31, 2006. The vesting dates for these shares are as follows: 5,000 shares vest on January 1, 2007, 12,000 shares vest on February 8, 2007, 12,000 shares vest on February 9, 2007, 6,000 shares vest on February 8, 2008 and 6,000 shares vest on February 8, 2009. Certain shares are subject to vesting acceleration based on our achievement of the annual performance goals that are established under our Executive Incentive Plan.
(3)	Mr. Holmes had 26,500 shares of restricted stock outstanding as of December 31, 2006. The vesting dates for these shares are as follows: 2,500 shares vest on January 1, 2007, 8,000 shares vest on February 8, 2007, 8,000 shares vest on February 9, 2007, 4,000 shares vest on February 8, 2008 and 4,000 shares vest on February 8, 2009. Certain shares are subject to vesting acceleration based on our achievement of the annual performance goals that are established under our Executive Incentive Plan.
(4)	Mr. Cordesman had 27,000 shares of restricted stock outstanding as of December 31, 2006. The vesting dates for these shares are as follows: 3,000 shares vest on January 1, 2007, 8,000 shares vest on February 8, 2007, 8,000 shares vest on February 9, 2007, 4,000 shares vest on February 8, 2008 and 4,000 shares vest on February 8, 2009. Certain shares are subject to vesting acceleration based on our achievement of the annual performance goals that are established under our Executive Incentive Plan.
(5)	Mr. Barclay had 26,500 shares of restricted stock outstanding as of December 31, 2006. The vesting dates for these shares are as follows: 2,500 shares vest on January 1, 2007, 8,000 shares vest on February 8, 2007, 8,000 shares vest on February 9, 2007, 4,000 shares vest on February 8, 2008 and 4,000 shares vest on February 8, 2009. Certain shares are subject to vesting acceleration based on our achievement of the annual performance goals that are established under our Executive Incentive Plan.

2006 OPTION EXERCISES AND STOCK VESTED
       The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock during the year ended December 31, 2006. Share amounts do not give effect to our 3-for-2 stock split, which was effective on March 16, 2007.

	Option Awards		Stock Awards

	Number of Shares		Number of Shares	Value Realized
	Acquired on	Value Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)(1)

James E. O’Connor	235,000	5,414,869	28,000	1,065,320
Tod C. Holmes	110,000	2,566,249	18,000	685,180
Michael J. Cordesman	10,000	257,268	18,000	685,180
David A. Barclay	100,000	2,270,497	18,000	685,180
Harris W. Hudson	—	—	4,000	156,040

(1)	For Mr. O’Connor, 4,000 shares vested on January 1, 2006 (a holiday) and are valued at the closing price on December 31, 2005 of $37.55 per share, 12,000 shares vested on February 5, 2006 (a Sunday) and are valued at the closing price on February 3, 2006 of $37.76 per share, and 12,000 shares vested on February 9, 2006 and are valued at the closing price on that date of $38.50 per share. For Messrs. Holmes, Cordesman and Barclay, 2,000 shares vested on January 1, 2006 (a holiday) and are valued at the closing price on December 31, 2005 of $37.55 per share, 8,000 shares vested on February 5, 2006 (a Sunday) and are valued at the closing price on February 3, 2006 of $37.76 per share, and 8,000 shares vested on February 9, 2006 and are valued at the closing price on that date of $38.50 per share. Mr. Hudson’s grant reflects the annual grant of deferred stock units to directors on February 8, 2006 at a grant price equal to the closing price on February 7, 2006 of $39.01 per share. The deferred stock units granted to directors are fully vested on the grant date.
2006 NONQUALIFIED DEFERRED COMPENSATION
       The following table sets forth information concerning the participation of our named executive officers in our nonqualified deferred compensation plan for the year ended December 31, 2006.

	Executive	Registrant
	Contributions in	Contributions in	Aggregate	Aggregate	Aggregate Balance
	Last Fiscal	Last Fiscal	Earnings in Last	Withdrawals/	at Last Fiscal Year
Name	Year($)(1)	Year($)(2)	Fiscal Year($)	Distributions($)	End($)

James E. O’Connor	2,414,095	395,116	871,749	—	7,347,329
Tod C. Holmes	1,486,026	147,414	437,576	—	4,050,361
Michael J. Cordesman	695,356	174,112	242,328	—	2,156,534
David A. Barclay	1,054,921	101,104	292,984	—	2,838,563
Harris W. Hudson	—	—	—	—	—

(1)	Executive contributions in the last fiscal year include amounts shown in the Summary Compensation Table on page 19 of this proxy statement as follows: $253,549 for Mr. O’Connor; $100,385 for Mr. Holmes; and $65,506 for Mr. Barclay. Executive contributions also include annual incentive and long-term incentive compensation earned in prior years, that was paid and deferred during 2006 as well as equity awards granted in prior years that vested and were deferred during 2006.
(2)	Amounts reflected in this column include retirement contributions made by the company to Messrs. O’Connor, Holmes, Cordesman and Barclay in the amounts of $336,000, $120,000, $149,000 and $81,000, respectively. These amounts are unvested until the named executive officer has reached retirement. For purposes of our current named executive officers, such individuals qualify for the benefits afforded upon retirement for all equity and non-equity incentive plan compensation, and other awards, made prior to July 26, 2006 upon attaining either (a) the age of fifty-five and having completed six years of service with the company or (b) the age of sixty-five without regard to years of service to the company. In order to receive the benefits afforded upon retirement for all equity and non-equity incentive plan compensation, and other awards, made on or after July 26, 2006, the previously discussed retirement age and service requirements will continue to apply, but only if the named executive officer provides the company with not less than twelve months prior written notice of his intention to retire. In the event notice of intent to retire is not given in writing, at least twelve months in advance, the named executive officer must have attained the age of (a) sixty and have completed fifteen continuous years of service with the company or (b) sixty-five with five continuous years of service with the company, in order to quality for the benefits afforded upon retirement for all equity and non-equity incentive plan compensation, and other awards, made on or after July 26, 2006. All other amounts in this column relate to matching contributions actually made by the company during 2006 that are attributable to 2005 executive contributions.

Employment Agreements and Post-Employment Compensation
      We have entered into substantially similar employment agreements with Messrs. O’Connor, Holmes, Cordesman and Barclay. The agreements with these executives contain provisions regarding consideration payable to them upon termination of employment, as described below. Each of the agreements also contains post-termination restrictive covenants, including a covenant not to compete and non-solicitation covenants, each of which lasts for three years after termination. Each of the agreements with these named executive officers provide for a minimum base salary and also provide that the executives are eligible to participate in the company’s annual and long-term incentive plans. Until December 31, 2006, each of the named executive officers is also entitled to annual financial, legal and tax planning in an amount not to exceed two percent of base salary. Beginning January 1, 2007, this benefit has been discontinued for these executives and the cash salaries payable to them have been increased by two percent to compensate for this eliminated benefit.
      The employment agreements also provide for accelerated vesting of equity-based awards in certain circumstances. However, in 2005, our Board of Directors accelerated the vesting of all outstanding stock options, effective December 30, 2005. Therefore, unless we grant stock options in the future to the named executive officers, the vesting provisions, as they pertain to options, currently are not relevant.
Mr. O’Connor
      Mr. O’Connor entered into his employment agreement in October 2000, and it was amended in January 2003 and October 2006. In February 2007 the entire agreement was amended and restated. The term of Mr. O’Connor’s amended and restated agreement is for rolling three-year periods, such that there are always three years remaining in the employment period. Mr. O’Connor’s base salary under the amended and restated agreement is $856,800 and his target annual incentive compensation is 120% of salary, with a range of 0 to 240% of salary.
Consideration payable to Mr. O’Connor upon Termination of Employment:

Death or Disability	• Adjusted salary (which includes base salary plus the value of restricted stock grants made in lieu of salary increases) earned but not yet paid and prior year annual and long-term incentive awards earned but not yet paid (if applicable)

• For all open periods under the annual and long-term incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following death or disability

• Continued coverage under benefit plans for three years

• Immediate vesting of all unvested equity awards

• Three times adjusted salary as of date of termination, mitigated to the extent payments are made to the executive (or his estate) pursuant to any life or disability insurance policies paid for by the company, payable in lump sum within 30 days following death or disability

• Balance of amounts credited to deferred compensation account, with an additional payment for federal taxes due on balances that existed on, or were attributable to performance periods prior to, December 31, 2006

Without Cause by the Company or for Good Reason by the Executive	• Adjusted salary earned but not yet paid and prior year incentive awards earned but not yet paid

• Three times adjusted salary, payable bi-weekly for three years

• Continued coverage under benefit plans for three years

• Immediate vesting of all unvested equity awards

• Prorated annual incentive award, payable not later than the first quarter of the year following the termination

• All long-term incentive awards for open periods shall vest at the maximum target and be payable on a pro rata basis, payable not later than the first quarter of the year following the termination

• Balance of amounts credited to deferred compensation account, with an additional payment for federal taxes due on balances that existed on, or were attributable to performance periods prior to, December 31, 2006

Without Cause by the Company or for Good Reason by the Executive within Two years of Change in Control	• Adjusted salary earned but not yet paid and prior year incentive awards earned but not yet paid

• Three times (a) adjusted salary, plus (b) maximum annual and long-term incentive awards, paid in lump sum

• Continued coverage under benefit plans for three years

• Immediate vesting of all unvested equity awards

• Gross-up payment for any excise taxes, payable not later than the first quarter of the year following the termination

• Balance of amounts credited to deferred compensation account, with an additional payment for federal taxes due on balances that existed on, or were attributable to performance periods prior to, December 31, 2006

Retirement (upon satisfying the company’s definition of “retirement” age and notice provisions)	• Adjusted salary earned but not yet paid and prior year incentive awards earned but not yet paid

• For all open periods under the annual and long-term incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following retirement

• Immediate vesting of all unvested equity awards

• Balance of amounts credited to deferred compensation account

For Cause by the Company	• Base salary earned but not yet paid and prior year incentive awards earned but not yet paid
Mr. Holmes
      Mr. Holmes entered into his employment agreement in October 2000, and it was amended in January 2003 and October 2006. In February 2007 the entire agreement was amended and restated. The term of Mr. Holmes’ amended and restated agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Holmes’ base salary under the amended and restated agreement is $408,000 and his target annual incentive compensation is 70% of salary, with a range of 0 to 140% of salary.
Mr. Cordesman
      Mr. Cordesman entered into his employment agreement in January 2003, and it was amended in February 2003 and October 2006. In February 2007 the entire agreement was amended and restated. The term of Mr. Cordesman’s amended and restated agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Cordesman’s base salary under the amended and restated

agreement is $459,000 and his target annual incentive compensation is 100% of salary, with a range of 0 to 200% of salary.
Mr. Barclay
      Mr. Barclay entered into his employment agreement in October 2000, and it was amended in January 2003 and October 2006. In February 2007 the entire agreement was amended and restated. The term of Mr. Barclay’s amended and restated agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Barclay’s base salary under the amended and restated agreement is $331,500 and his target annual incentive compensation is 60% of salary, with a range of 0 to 120% of salary.
Consideration payable to Messrs. Holmes, Cordesman and Barclay upon Termination of Employment:

Death or Disability	• Adjusted salary earned but not yet paid and prior year annual and long-term incentive awards earned but not yet paid

• For all open periods under the annual and long-term incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following death or disability

• Continued coverage under benefit plans for two years

• Immediate vesting of all unvested equity awards

• Two times adjusted salary as of date of termination, mitigated to the extent payments are made to the executive (or his estate) pursuant to any life or disability insurance policies paid for by the company, payable in lump sum within 30 days following death or disability

• Balance of amounts credited to deferred compensation account, with an additional payment for federal taxes due on balances that existed on, or were attributable to performance periods prior to, December 31, 2006

Without Cause by the Company or for Good Reason by the Executive	• Adjusted salary earned but not yet paid and prior year incentive awards earned but not yet paid

• Two times adjusted salary, payable bi-weekly for two years

• Continued coverage under benefit plans for two years

• Immediate vesting of all unvested equity awards

• Prorated annual incentive award, payable not later than the first quarter of the year following the termination

• All long-term incentive awards for open periods shall vest at the maximum target and be payable on a pro rata basis, payable not later than the first quarter of the year following the termination

• Balance of amounts credited to deferred compensation account, with an additional payment for federal taxes due on balances that existed on, or were attributable to performance periods prior to, December 31, 2006

Without Cause by the Company or for Good Reason by the Executive within Two years of Change in Control	• Adjusted salary earned but not yet paid and prior year incentive awards earned but not yet paid

• Three times (a) adjusted salary, plus (b) maximum annual and long-term incentive awards, paid in lump sum

• Continued coverage under benefit plans for three years

• Immediate vesting of all equity awards

• Gross-up payment for any excise taxes, payable not later than the first quarter of the year following the termination

• Balance of amounts credited to deferred compensation account, with an additional payment for federal taxes due on balances that existed on, or were attributable to performance periods prior to, December 31, 2006

Retirement (upon satisfying the company’s definition of “retirement” age and notice provisions)	• Adjusted salary earned but not yet paid and prior year incentive awards earned but not yet paid

• For all open periods under the annual and long-term incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following retirement

• Immediate vesting of all unvested equity awards

• Balance of amounts credited to deferred compensation account

For Cause by the Company	• Base salary earned but not yet paid and prior year incentive awards earned but not yet paid
Mr. Hudson
      As previously noted, we have also entered into an employment agreement with Mr. Hudson that expires on December 31, 2007. This agreement contains post-termination restrictive covenants, including a covenant not to compete and non-solicitation covenants, each of which lasts for three years after termination. The agreement also provides that following its expiration, Mr. Hudson will not be entitled to receive any post-employment compensation. If we terminate Mr. Hudson without cause or if he terminates his employment with good reason prior to December 31, 2007, then Mr. Hudson will be entitled to receive his annual base salary (currently $100,000) through the end of the term of the agreement and he will also continue to receive his health benefits for a period ending no later than the third anniversary of his date of termination. Upon a change in control, as defined in the agreement, if, within two years after a change in control, Mr. Hudson’s employment is terminated by us without cause or if Mr. Hudson terminates his employment with good reason, and if Mr. Hudson so elects, he will receive the salary through December 31, 2007 in a lump sum.
      The tables on the following pages provide information regarding benefits payable to our named executive officers upon the occurrence of certain events of termination, assuming the specified event occurred on December 31, 2006. We have not quantified the estimated benefits payable under the executives’ employment agreements because we do not believe any estimates would be meaningful. We have, however, quantified the amounts payable to Messrs. O’Connor, Holmes, Cordesman and Barclay upon the occurrence of the following four events: (a) retirement, (b) death or disability, (c) termination without cause by the company or for good reason by the executive, and (d) termination without cause by the company or for good reason by the executive within two years following a change in control.
Post-Employment Compensation — Retirement

					Non-Equity
					Incentive Plan	Deferred
	Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	Total Compensation
Name	($)	($)	($)(1)	($)	($)(2)	Payment ($)	Payable ($)

James E. O’Connor	—	—	1,667,470	—	2,624,000	—	4,291,470
Tod C. Holmes	—	—	1,077,755	—	1,429,000	—	2,506,755
Michael J. Cordesman(3)	—	—	—	—	1,095,000	—	1,095,000
David A. Barclay(4)	—	—	—	—	699,991	—	699,991
Harris W. Hudson	—	—	—	—	—	—	—

(1)	All outstanding restricted stock awards vest upon retirement. For purposes of this table, shares are valued at $40.67 per share, the closing price on December 29, 2006.
(2)	Due to the fact that Messrs. Cordesman and Barclay would be “retiring” on the final calendar day of the year despite not meeting the company’s retirement requirements, each of them would be eligible to receive the annual and long-term incentive payments payable in the first quarter of 2007 based upon 2006 actual performance.

Assuming they provided the company with appropriate prior written notice, Messrs. O’Connor and Holmes would be eligible to receive, at target, the 2006 annual incentive payment and long-term incentive payments for the 2004-2006, 2005-2007 and 2006-2008 performance periods.
(3)	Mr. Cordesman, while over fifty-five years of age, does not satisfy the retirement eligibility due to the fact that he has not been employed by the company for six years. He will be eligible to retire beginning June 4, 2007, provided that he gives the company not less than twelve months prior written notice of his intention to retire. No such notice has been received from Mr. Cordesman.
(4)	Mr. Barclay will not be eligible to retire from the company until he turns fifty-five years of age on May 15, 2017.

Post-Employment Compensation — Death or Disability

					Non-Equity
			Stock	Option	Incentive Plan	Deferred
	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total Compensation
Name	($)(1)	($)	($)(2)	($)	($)(3)	Payment ($)	Payable ($)

James E. O’Connor	2,520,000	—	1,667,470	—	2,624,000	3,956,254	10,767,724
Tod C. Holmes	800,000	—	1,077,755	—	1,429,000	2,180,964	5,487,719
Michael J. Cordesman	900,000	—	1,098,090	—	1,260,000	1,161,211	4,419,301
David A. Barclay	650,000	—	1,077,755	—	976,500	1,528,457	4,232,712
Harris W. Hudson	100,000	—	—	—	—	—	100,000

(1)	For Mr. O’Connor, this amount is equal to three times his 2006 salary. For each of Messrs. Holmes, Cordesman and Barclay, these amounts are equal to two times their 2006 salaries, respectively. For Mr. Hudson, this amount is equal to one time his 2006 salary. The company maintains life insurance on each of Messrs. O’Connor, Holmes, Cordesman and Barclay equal to two times their respective salaries and it maintains life insurance on Mr. Hudson equal to one time his salary. The company also maintains disability insurance on each of these individuals. In the event of death or disability, payments made to these individuals or their estates pursuant to a company-maintained policy mitigates any salary payments reflected in this column.
(2)	All outstanding restricted stock awards vest upon death or disability. For purposes of this table, shares are valued at $40.67 per share, the closing price on December 29, 2006.
(3)	Amounts for each individual represent the sum of the 2006 annual incentive payment, at target, and long-term incentive payments for the 2004-2006, 2005-2007 and 2006-2008 performance periods, at target.

Post-Employment Compensation — Termination Without Cause by the Company or for Good Reason by the Executive

					Non-Equity
			Stock	Option	Incentive Plan	Deferred
	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total Compensation
Name	($)(1)	($)	($)(2)	($)	($)(3)	Payment ($)	Payable ($)

James E. O’Connor	2,520,000	—	1,667,470	—	3,421,498	3,956,254	11,565,222
Tod C. Holmes	800,000	—	1,077,755	—	1,640,499	2,180,964	5,699,218
Michael J. Cordesman	900,000	—	1,098,090	—	1,569,998	1,161,211	4,729,299
David A. Barclay	650,000	—	1,077,755	—	1,119,500	1,528,457	4,375,712
Harris W. Hudson	100,000	—	—	—	—	—	100,000

(1)	For Mr. O’Connor, this amount is equal to three times his 2006 salary. For each of Messrs. Holmes, Cordesman and Barclay, these amounts are equal to two times their 2006 salaries, respectively. For Mr. Hudson, this amount is equal to one time his 2006 salary.
(2)	All outstanding restricted stock awards vest upon termination without cause. For purposes of this table, shares are valued at $40.67 per share, the closing price on December 29, 2006.
(3)	Upon being terminated without cause, each of Messrs. O’Connor, Holmes, Cordesman and Barclay (a) receives a prorated annual incentive award and (b) all long-term incentive awards for open periods vest at the maximum target and are payable to them on a prorated basis. Because the termination date is assumed to be December 31, 2006 for purposes of this table, there is no proration of the annual incentive award or the long-term incentive award for the 2004-2006 period, each of which is based upon actual performance.
Post-Employment Compensation — Termination Without Cause by the Company or for Good Reason by the Executive — Within Two Years Following a Change in Control

					Non-Equity
			Stock	Option	Incentive Plan	Deferred	Section 280g	Total
	Salary	Bonus	Awards	Awards	Compensation	Compensation	Excise Tax	Compensation
Name	($)(1)	($)	($)(2)	($)	($)(3)	Payment ($)	Payment ($)	Payable ($)

James E. O’Connor	2,520,000	—	1,667,470	—	7,716,000	3,956,254	—	15,859,724
Tod C. Holmes	1,200,000	—	1,077,755	—	3,223,500	2,180,964	—	7,682,219
Michael J. Cordesman	1,350,000	—	1,098,090	—	3,510,000	1,161,211	971,809	8,091,110
David A. Barclay	975,000	—	1,077,755	—	2,196,000	1,528,457	—	5,777,212
Harris W. Hudson	100,000	—	—	—	—	—	—	100,000

(1)	This amount is equal to three times 2006 salary for each of Messrs. O’Connor, Holmes, Cordesman and Barclay. For Mr. Hudson, this amount is equal to one time his 2006 salary.
(2)	All outstanding restricted stock awards vest upon termination without cause following a change in control. For purposes of this table, shares are valued at $40.67 per share, the closing price on December 29, 2006.
(3)	Represents three times maximum (a) annual incentive awards plus (b) long-term incentive awards for the 2004-2006, 2005-2007 and 2006-2008 performance periods for each of Messrs. O’Connor, Holmes, Cordesman and Barclay.
Director Compensation
      When establishing and reviewing the compensation paid to our directors, consideration is given to the level of work and involvement the directors have with our business. In addition, compensation packages available to directors in the marketplace is also considered, with particular emphasis placed on the compensation packages available to directors at our comparator group of peer companies.
      During 2006, we paid each of our non-employee directors and Mr. Hudson a $40,000 annual retainer, an additional annual retainer of $10,000 for each board committee chairmanship held and $1,500 for each board or committee meeting attended. In addition, under our 1998 Stock Incentive Plan, each non-employee director and Mr. Hudson received deferred stock units equal to 4,000 shares of our common stock (share amounts do not give effect to our 3-for-2 stock split, which was effective on March 16, 2007). Absent a showing of hardship, directors are required to hold all deferred stock units until the time they are no longer a member of our Board of Directors. All compensation paid by us during December 31, 2006 to our non-employee directors and those directors who are not full-time members of the company’s management is detailed below.
2006 DIRECTOR COMPENSATION
       (Share amounts do not give effect to our 3-for-2 stock split, which was effective on March 16, 2007)

					Change in Pension
					Value and
				Non-Equity	Nonqualified
				Incentive Plan	Deferred	All Other
	Fees Earned or Paid	Stock Awards	Option Awards	Compensation	Compensation	Compensation
Name	in Cash ($)(1)	($)(2)	($)(3)	($)	Earnings ($)	($)(4)	Total ($)

James E. O’Connor(5)	—	—	—	—	—	—	—
John W. Croghan	86,000	156,040	—	—	—	—	242,040
Harris W. Hudson	58,000	156,040	—	—	—	109,186	323,226
W. Lee Nutter	90,500	156,040	—	—	—	—	246,540
Ramon A. Rodriguez	90,500	156,040	—	—	—	—	246,540
Allan C. Sorensen	80,500	156,040	—	—	—	—	236,540
Michael W. Wickham	80,500	156,040	—	—	—	—	236,540

(1)	“Fees Earned or Paid in Cash” includes an annual cash retainer, committee chairmanship retainers and meeting fees for the board and its committees earned during 2006.
(2)	Consists of the annual grant to directors of 4,000 deferred stock units on February 8, 2006 at a grant price equal to the closing price on February 7, 2006 of $39.01 per share. As of December 31, 2006, each of our directors owned the following number of deferred stock units: O’Connor — 0; Croghan — 11,259; Hudson — 11,259; Nutter — 13,335; Rodriguez — 11,259; Sorensen — 11,259 and Wickham — 13,293. As of December 31, 2006, Mr. O’Connor had 41,000 restricted shares.
(3)	As of December 31, 2006, each of our directors owned the following number of options: O’Connor — 115,000; Croghan — 100,000; Hudson — 0; Nutter — 0; Rodriguez — 60,000; Sorensen — 65,000 and Wickham — 0.
(4)	“All Other Compensation” for Mr. Hudson includes his annual salary paid pursuant to his Employment Agreement and “All Other Compensation” identified in the 2006 Summary Compensation Table on page 19 of this proxy statement.
(5)	Mr. O’Connor’s compensation is reflected in the other schedules, and he received no additional compensation from us for his duties as a director.
Compensation Committee Interlocks and Insider Participation
      Messrs. Nutter, Sorensen, Croghan, Rodriguez and Wickham served as members of the Compensation Committee throughout 2006. No member of the Compensation Committee was an officer or employee of our company during the prior year or was formerly an officer of our company. During the year ended December 31, 2006, none of our executive officers served on the Compensation Committee of any other entity, any of whose directors or executive officers served either on our Board of Directors or on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
       Our Nominating and Corporate Governance Committee has authority under its charter to advise the Board of Directors with regard to the company’s policies and procedures for the review, approval or ratification of any transaction presenting a potential conflict of interest between the company and any member of the Board of Directors or any executive officer, or any transaction otherwise required to be reported pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934. As of the date of this proxy statement, neither the Nominating and Corporate Governance Committee nor the company has established a formal policy for review, approval or ratification of such transactions.
      During 2006, the company did not enter into any transaction that is required to be disclosed under Item 404(a) of Regulation S-K; however, our Nominating and Corporate Governance Committee did evaluate whether discussions between the company and Rayonier, Inc., of which Mr. Nutter is the Chairman of the Board of Directors, required disclosure under Item 404(a) of Regulation S-K or would otherwise impact the board’s determination regarding Mr. Nutter’s status as an independent director. These discussions involved the initial determination of the feasibility of the development of a pipeline from one of the company’s landfills to deliver methane gas generated from the decomposition of waste materials to Rayonier’s pulp mill for displacement of a portion of Rayonier’s higher cost fuels. These discussions then evolved into Rayonier paying the company a nominal amount for the exclusive right to further evaluate the feasibility of this potential project and the negotiation of definitive agreements if Rayonier determined the potential project was feasible. There is no written agreement or any other document memorializing these discussions between the company and Rayonier, and no money or other consideration has been paid or given in connection with these discussions. The Nominating and Corporate Governance Committee determined that, based upon the status and the economics of the potential project, Mr. Nutter remains independent under the applicable independence definitions and disclosure under Item 404(a) of Regulation S-K is not required.
AUDIT COMMITTEE REPORT
       The following statement made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.
      Management is responsible for the company’s internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.
      In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The Audit Committee has considered whether the independent auditors’ provision of audit-related and other non-audit services to the company is compatible with maintaining the auditors’ independence.
      Finally, the Audit Committee has evaluated the independent auditors’ role in performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent auditors that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent auditors have further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit, availability of national office consultation to conduct the relevant portions of the audit, and availability of personnel at foreign affiliates to conduct the relevant portions of the audit.
      In reliance on the reviews, discussions and evaluations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee:

Ramon A. Rodriguez, Chairperson
John W. Croghan
W. Lee Nutter
Allan C. Sorensen
Michael W. Wickham
AUDIT AND RELATED FEES
Independent Auditor Fee Information
      The following table presents the aggregate fees billed to us by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2006 and 2005 and other services provided during those periods:

	2005	2006

Audit Fees	$1,560,673	$1,397,244
Audit-Related Fees	33,682	32,208
Tax Fees	—	—
All Other Fees	—	—

	$1,594,355	$1,429,452

      Fees for audit services include fees associated with the annual audit and Form 10-K, the review of our reports on Form 10-Q and comfort letters. Audit fees also include amounts related to Ernst & Young LLP’s report on our internal controls in accordance with the Sarbanes-Oxley Act of 2002. Audit-related fees primarily include accounting consultation related to adoption of new pronouncements and employee benefit plan audits.
Pre-Approval Policies and Procedures
      Our Audit Committee pre-approves all fees to be paid to our independent public accountants in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith.
PROPOSAL 2
ADOPTION OF THE REPUBLIC SERVICES, INC.
2007 STOCK INCENTIVE PLAN
       The Board of Directors adopted The Republic Services, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) on February 21, 2007, subject to approval by our stockholders. The 2007 Plan will supplement the Republic Services, Inc. 1998 Stock Incentive Plan (the “Prior Plan”), however we will continue to make grants under the Prior Plan until we exhaust the number of shares available for issuance under the Prior Plan. If approved, the 2007 Plan will become effective on February 21, 2007.
      The Board of Directors believes the 2007 Plan will advance the long-term success of our company by encouraging stock ownership among key employees and members of our Board of Directors who are not employees. In addition, the Board of Directors believes that a fundamental objective of a long-term incentive compensation program is the alignment of management and stockholders interests. The 2007 Plan allows for several forms of awards based on the value of our common stock and for the utilization of performance-based vesting targets that measure operational and financial performance improvements relevant to stockholder value. Key points include:

•	Discounted Stock Option and Stock Appreciation Rights Prohibited. The 2007 Plan prohibits stock appreciation rights or stock option awards with an exercise price less than the fair market value of our common stock on the date of grant.

•	Re-pricing Without Stockholder Approval Prohibited. Without stockholder approval, the 2007 Plan prohibits the re-pricing of options and stock appreciation rights, the cancellation of such awards in exchange for new awards with a lower exercise price or the repurchase of such awards, except in the event of stock splits, certain other recapitalizations and a change in control.

•	Inclusion of Minimum Vesting Provisions. With respect to awards that are subject only to a future service requirement, the 2007 Plan generally provides for a minimum one-year vesting schedule.

•	Shares Terminated Under Prior Plan Will Increase the 2007 Plan Reserve. Shares subject to awards under the Prior Plan that are cancelled, forfeited, or terminated will be available for re-grant under the 2007 Plan.

•	Shares Surrendered to Pay Taxes or Exercise Price for Stock Options Will Not Increase the Plan Reserve. Shares tendered to us for taxes or to pay the exercise price will not provide us with additional shares for the 2007 Plan.

•	Stock Appreciation Rights Settled in Shares Will Not be Counted on a Net Basis. Each stock settled stock appreciation right will count as a full share against the 2007 Plan share reserve limit rather than the net gain realized upon exercise.

•	Dividend Equivalents Will Not be Permitted on Certain Awards That Have Not Vested. Except with respect to awards of restricted stock and performance shares and except as otherwise provided by the Compensation Committee in its sole and absolute discretion, dividend equivalents will not be permitted on options or awards.

•	Independent Plan Administrator. The 2007 Plan will be administered by the Compensation Committee, comprised exclusively of independent non-employee directors.

•	Fixed Plan Term. The 2007 Plan will expire upon the earlier of the date that all shares reserved for issuance have been awarded or February 21, 2017.

•	Limit on Stock Option Period. Stock appreciation rights and stock options will have a maximum term of seven years.

•	Share Usage. The 2007 Plan provides for a fixed reserve of 10,500,000 shares plus any shares that were subject to an award granted pursuant to the Prior Plan, which is forfeited, cancelled or otherwise terminates without delivery of shares after the effective date of the 2007 Plan. In managing the number of shares awarded annually under the 2007 Plan, or the run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2007 Plan. The number of shares repurchased under our share repurchase program will be factored into the Compensation Committee’s determination of awards under the 2007 Plan.
Description of the Plan
      The text of the 2007 Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following summary of key provisions of the 2007 Plan is qualified in its entirety by reference to the attached 2007 Plan document.
Purpose of the Plan
      The purpose of the 2007 Plan is to align stockholder and management interests through stock and performance-based awards linked to stockholder value and to give us a competitive advantage in attracting and retaining key employees and directors.
Eligibility and Participation
      Officers, directors, employees (including prospective employees) of our company, its subsidiaries and affiliates will be eligible to participate in the 2007 Plan, as determined by the Compensation Committee. As of February 21, 2007, there were approximately 280 employees, of which five were named executive officers, and five non-employee directors that are eligible to participate in the 2007 Plan.

Administration of the Plan
      The 2007 Plan will be administered by the Compensation Committee, comprised exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee will have full authority to administer the 2007 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and 2007 Plan provisions and to amend the 2007 Plan and outstanding awards subject to certain limitations set forth in the 2007 Plan document.
Shares Reserved for Plan Awards
      A maximum of 10,500,000 shares of our common stock plus any shares that were subject to an award granted pursuant to the Prior Plan, which is forfeited, cancelled or otherwise terminates without delivery of shares after the effective date of the 2007 Plan may be delivered under the 2007 Plan. If awards granted under the 2007 Plan are forfeited, cancelled or otherwise expire without delivery of shares, the shares reserved for issuance pursuant to any such terminated award will remain available for future awards. Awards that are valued by reference to our common stock but settled in cash will not be subject to the foregoing share limitations.
      Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants. The pool of available shares will be reduced by the gross number of shares underlying stock appreciation right awards.
Individual Award Limits
      The maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual participant in any one fiscal year is 2,500,000. The maximum number of shares subject to performance shares, restricted stock or common stock awards that may be granted to an individual participant in any one fiscal year is 1,250,000. In addition, no individual participant may be granted performance units having a grant date fair value greater than $4,000,000 in any one fiscal year.
      The aggregate fair market value of our common stock on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

Stock Appreciation Rights and Stock Options
      The 2007 Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Internal Revenue Code. The 2007 Plan specifically prohibits:

•	the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value); and

•	without stockholder approval, except in the event of a stock split, certain other recapitalizations and a change in control:

•	the re-pricing of stock appreciation and stock option awards;

•	the cancellation of such awards in exchange for new awards with a lower exercise price; or

•	the repurchase of such awards.
      As of February 21, 2007, the market price of our common stock was $43.50 per share, as reported on the New York Stock Exchange.
      A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of seven years (or five years in the case of an incentive stock option granted to a 10% stockholder). Options that are subject only to a future service requirement shall have a vesting period of no less than 1 year. However, options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule.
Restricted Stock, Performance Share and Performance Unit Awards
      A restricted stock award is an award of shares of our common stock subject to a restriction on transferability. The restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. A performance share award is a right to receive a fixed number of shares of our common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals during a performance period. Generally, awards subject only to a future service requirement shall have a vesting period of no less than one year. However, awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. A recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends. A performance unit is a right to receive a designated dollar value, or shares of our common stock of the equivalent value, which is contingent on the achievement of performance goals. The holder of a performance unit award is generally not entitled to the rights of a holder of our common stock. Performance units will be settled by delivery of shares of our common stock or cash, as specified in the award agreement.

Change in Control and Other Events
      The 2007 Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. However, in the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the 2007 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.
      Upon a change in control, unless otherwise provided in an award agreement, all awards shall immediately become exercisable or vested, without regard to any limitation imposed pursuant to the 2007 Plan. Prior to a change in control, the Compensation Committee may in its sole and absolute discretion, provide on a case by case basis that (i) all awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such change in control and during such reasonable period as the Compensation Committee in its sole discretion shall determine and designate, to exercise awards in whole or in part, (ii) all awards shall terminate provided that participants shall be entitled to a cash payment equal to the change in control price with respect to shares subject to the award net of the exercise price thereof (if applicable), (iii) provide that, in connection with a liquidation or dissolution of our company, awards shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable) and (iv) any combination of the foregoing; provided, however, that all awards shall be treated as immediately exercisable and vested.
Qualified Performance-Based Awards
      The 2007 Plan provides that compensation from stock options, stock appreciation rights, performance shares, performance units and other performance-based awards will generally be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The Compensation Committee will administer the 2007 Plan and the 2007 Plan will be interpreted consistent with the purpose of maintaining the exemption from the Section 162(m) deduction limitation, except that qualified performance targets may be waived in the event of a change in control. The Compensation Committee is responsible for certifying to the measurement of applicable performance targets. The 2007 Plan provides that performance-based compensation awards intended to be exempt from the Section 162(m) deduction limitation will be subject to vesting on the basis of one or more of the following performance targets:

•	Enterprise value or value creation;

•	After-tax or pre-tax profits;

•	Operational cash flow or working capital;

•	Operational costs;

•	Level of bank debt or other long- or short-term debt or other similar financial obligations;

•	Earnings per share or earnings from continuing operations;

•	Net sales, revenue, net income or earnings before income tax or other exclusions;

•	Return on capital;

•	Return on stockholder equity;

•	Fair market value of our common stock;

•	Value of an investment in our common stock; and

•	EBITDA (earnings before income tax, depreciation, amortization and accretion).
Effective Date and Term
      The 2007 Plan will be effective February 21, 2007 if approved at the Annual Meeting. The 2007 Plan will terminate on the earlier of the date that all shares reserved for issuance have been awarded or February 21, 2017. No currently determinable benefits or amounts under the 2007 Plan will be received by or have been allocated to any of the individuals or groups identified in Item 10 of Schedule 14A, and no benefits or amounts would have been received by or allocated to such individuals in 2006 under the 2007 Plan if the 2007 Plan had been in effect in 2006 because any such benefits or amounts would have been granted under the Prior Plan.
Amendments
      The 2007 Plan may be amended by the Compensation Committee provided that no 2007 Plan amendment may materially impair the rights of award recipients with respect to existing awards and no amendment shall be made without approval of our stockholders to:

•	Change the class of individuals eligible to receive awards under the 2007 Plan;

•	Increase the number of shares that may be issued under the 2007 Plan;

•	Amend the 2007 Plan in a manner that requires stockholder approval under state or federal law or the rules of the New York Stock Exchange;

•	Materially amend the 2007 Plan; or

•	Eliminate a requirement that stockholders approve an action under the 2007 Plan.
Transferability
      Awards granted under the 2007 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members. Restricted stock, performance shares and performance units may not be transferred or disposed of until the applicable restrictions lapse or the underlying performance conditions are met.
Federal Income Tax Consequences
      The following discussion is intended only as a brief summary of the material U.S. Federal income tax rules that are generally relevant to 2007 Plan awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.
      Upon the exercise of a stock appreciation right, an award recipient will be subject to ordinary income tax, and wage and employment tax withholding equal to the excess of the fair market value of our common stock on the exercise date over the fair market value of our common stock on the date of grant. We will generally be entitled to a corresponding tax deduction equal to the amount of ordinary income that the recipient recognizes. Upon the sale of common stock acquired upon exercise of a stock appreciation right, the recipient will recognize long-or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise. Upon the exercise of a non-qualified option, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price paid (the “spread”) will constitute compensation taxable to the recipient as ordinary income. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the recipient. With respect to incentive stock options (“ISOs”), a recipient will not recognize taxable income upon the exercise of such option. If the recipient holds the shares for at least one year, the recipient will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. We will not receive a tax deduction with respect to the exercise of an ISO if the one year ISO holding period is satisfied. Award recipients do not recognize any taxable income and we are not entitled to a tax deduction upon the grant of a stock appreciation right, a non-qualified option or an ISO.
      The recipient of a performance share, performance unit, restricted stock, restricted stock unit, or other stock-based or performance-based award will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued service requirements or other conditions that must be satisfied before payment or delivery of shares can occur. The recipient will generally recognize ordinary income and be subject to wage and employment tax withholding when the substantial risk of forfeiture expires or is removed unless the cash to be paid or shares to be delivered are deferred until a date subsequent to the vesting date, in accordance with Section 409A of the Internal Revenue Code. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes.
Foreign Employees and Foreign Law Considerations
      The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify provisions to applicable award agreements and establish sub-plans for the purpose of complying with legal or regulatory provisions of countries outside the United States.
      The Board of Directors recommends a vote “FOR” the adoption of the The Republic Services, Inc. 2007 Stock Incentive Plan.

      The following tables sets forth certain information regarding equity compensation plans as of December 31, 2006 (number of securities in millions):

(C)
Number of
	(A)	(B)	Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Under	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column A

Equity compensation plans approved by security holders	5.9	$24.32	3.3
Equity compensation plans not approved by security holders	—	—	—

Total	5.9	$24.32	3.3

PROPOSAL 3
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
       Our Audit Committee has selected the firm of Ernst & Young LLP as independent public accountants of our company and its subsidiaries for the year ending December 31, 2007. This selection will be presented to the stockholders for ratification at the annual meeting. Ernst & Young has been serving our company in this capacity since June 2002. If the stockholders do not ratify the appointment of Ernst & Young, the selection of independent public accountants may be reconsidered by our Audit Committee. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
      The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the company’s independent public accountants for 2007.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during our fiscal year ended December 31, 2006, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2006, and (3) any written representations referred to us in subparagraph (b)(1) of Item 405 of Regulation S-K under the Securities Exchange Act of 1934, as amended, no person who at any time during the fiscal year ended December 31, 2006 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2006 or prior fiscal years, except for Mr. Serianni, who filed a Form 5 on February 7, 2007 to report 37 transactions that have occurred since Mr. Serianni was appointed principal accounting officer of the company in July 1999 and had not been previously reported.

SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS
       The following table shows certain information as of March 19, 2007 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned

Name of Beneficial Owner	Number		Percent(1)

Cascade Investment, L.L.C	27,192,450	(2)	14.1%
2365 Carillon Point, Kirkland, WA 98033

(1)	Calculated in accordance with Rule 13d-3 under the Exchange Act, based on 193,503,410 shares issued and outstanding at the close of business on March 19, 2007.
(2)	Based on Amendment No. 6 to Schedule 13G filed with the Securities and Exchange Commission by Cascade Investment LLC on February 15, 2006. The 27,192,450 shares of our common stock held by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. 1,350,000 shares of our common stock held by the Bill & Melinda Gates Foundation (the “Foundation”) may be deemed to be beneficially owned by Mr. Gates and Melinda French Gates as Co-Trustees of the Foundation. Michael Larson, the manager and executive officer of Cascade, has voting and investment power with respect to the common stock held by Cascade. In addition, Mr. Larson acts with investment discretion for Mr. Gates, as sole trustee of the Foundation, in respect of the common stock owned by the Foundation. Mr. Larson disclaims any beneficial ownership of the common stock beneficially owned by Cascade, the Foundation or Mr. and Mrs. Gates.

SECURITY OWNERSHIP OF MANAGEMENT
       The following table shows certain information as of March 19, 2007 (the first trading day after the effective date of our 3-for-2 stock split) with respect to the beneficial ownership of common stock by (1) our current directors, (2) each of the executive officers listed in the “Summary Compensation Table” on page 19 and (3) all of our current directors and executive officers as a group. We have adjusted share amounts and percentages shown for each individual in the table to give effect to shares of common stock that are not outstanding but which the individual may acquire upon exercise of all options exercisable within 60 days of March 19, 2007. However, we do not deem these shares of common stock to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual listed on the table.

	Shares Beneficially Owned
Name of
Beneficial Owner	Number*		Percent**

James E. O’Connor	387,284	(1)	—
Harris W. Hudson	24,144	(2)	—
John W. Croghan	322,952	(3)	—
W. Lee Nutter	33,577	(4)	—
Ramon A. Rodriguez	112,952	(5)	—
Allan C. Sorensen	120,452	(6)	—
Michael W. Wickham	26,013	(7)	—
Michael J. Cordesman	200,864	(8)	—
Tod C. Holmes	190,675	(9)	—
David A. Barclay	119,063	(10)	—
All directors and executive officers as a group (10 persons)	1,537,976	(11)	—

*	All share numbers have been rounded to the nearest whole share number.
**	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 193,503,410 shares issued and outstanding at the close of business on March 19, 2007. Each of our directors and executive officers beneficially owns less than 1% of our outstanding common stock, and our directors and executive officers as a group own less than 1% of our outstanding common stock.

(1)	The aggregate amount of common stock beneficially owned by Mr. O’Connor consists of 22,500 shares owned directly by him, 70,875 shares of restricted stock, exerciseable options to purchase 172,500 shares, 1,460 shares owned through our 401(k) Plan, 116,228 shares owned through our Deferred Compensation Plan and 3,721 shares owned through our Employee Stock Purchase Plan.
(2)	The aggregate amount of common stock beneficially owned by Mr. Hudson consists of 150 shares owned directly by him, 1,042 shares owned through our 401(k) Plan and 22,952 deferred stock units.
(3)	The aggregate amount of common stock beneficially owned by Mr. Croghan consists of 150,000 shares owned directly by him, vested options to purchase 150,000 shares and 22,952 deferred stock units.
(4)	The aggregate amount of common stock beneficially owned by Mr. Nutter consists of 7,500 shares owned directly by him and 26,077 deferred stock units.
(5)	The aggregate amount of common stock beneficially owned by Mr. Rodriguez consists of vested options to purchase 90,000 shares and 22,952 deferred stock units.
(6)	The aggregate amount of common stock beneficially owned by Mr. Sorensen consists of vested options to purchase 97,500 shares and 22,952 deferred stock units.
(7)	The aggregate amount of common stock beneficially owned by Mr. Wickham consists of 26,013 deferred stock units.

(8)	The aggregate amount of common stock beneficially owned by Mr. Cordesman consists of 1,500 shares owned directly by him, 46,875 shares of restricted stock, exerciseable options to purchase 97,500 shares, 812 shares owned through our 401(k) Plan, 51,504 shares owned through our Deferred Compensation Plan and 2,673 shares owned through our Employee Stock Purchase Plan.
(9)	The aggregate amount of common stock beneficially owned by Mr. Holmes consists of 7,500 shares owned directly by him, 46,125 shares of restricted stock, exerciseable options to acquire 60,000 shares, 2,296 shares owned through our 401(k) Plan, 73,462 shares owned through our Deferred Compensation Plan and 1,292 shares owned through our Employee Stock Purchase Plan.

(10)	The aggregate amount of common stock beneficially owned by Mr. Barclay consists of 46,125 shares of restricted stock, 1,935 shares owned through our 401(k) Plan and 71,003 shares owned through our Deferred Compensation Plan.
(11)	The aggregate amount of common stock beneficially owned by all current directors, director nominees and executive officers as a group consists of (a) 189,150 shares owned directly, (b) 210,000 shares of restricted stock, (c) vested options to purchase 667,500 shares, (d) 7,545 shares owned through our 401(k) Plan, (e) 312,197 shares owned through our Deferred Compensation Plan, (f) 143,898 deferred stock units and (g) 7,686 shares owned through our Employee Stock Purchase Plan.

STOCKHOLDER PROPOSALS AND NOMINATIONS
       Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders, presently scheduled for May 2008, or wishes to nominate a director candidate for our Board of Directors, must submit such proposal or nomination in writing to the corporate Secretary at Republic Services, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. The proposal or nomination should comply with the time period and information requirements as set forth in our by-laws relating to stockholder business or stockholder nominations, respectively. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2008 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by our corporate Secretary at the above address no later than December 3, 2007.
COMMUNICATION WITH THE BOARD OF DIRECTORS
       Any stockholder or other interested party who wishes to communicate with the Board of Directors, a committee of the board, the presiding director, the non-management directors as a group or any member of the board, may send correspondence to the corporate Secretary at Republic Services, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. The corporate Secretary will compile and submit on a periodic basis such correspondences to the entire Board of Directors, or, if and as designated in the communication, to the appropriate committee of the board, the presiding director, the non-management directors as a group or the appropriate individual member. The independent members of the Board of Directors have approved this process.
HOUSEHOLDING
       Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate proxy statement or Annual Report for this year, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Republic Services, Inc., Investor Relations, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301 or by telephone at (954) 769-2400.
      Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.
OTHER MATTERS
       You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.
      Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the Board of Directors and provide it to you at the request of the Board of Directors. Your Board of Directors has designated the proxies named therein.
      THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2006 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 110 S.E. 6TH STREET, FORT LAUDERDALE, FLORIDA 33301 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.REPUBLICSERVICES.COM.

Appendix A
REPUBLIC SERVICES, INC.
2007 STOCK INCENTIVE PLAN
1.     ESTABLISHMENT, EFFECTIVE DATE AND TERM
      Republic Services, Inc., a Delaware corporation hereby establishes the “Republic Services, Inc. 2007 Stock Incentive Plan.” The effective date of the Plan shall be February 21, 2007; which is the date the Plan was approved and adopted by the Board; provided, however, no Award may be granted unless and until the Plan has been approved by the shareholders of Republic. Unless earlier terminated pursuant to Section 15(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.
2.     PURPOSE
      The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Republic and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of Republic.
3.     DEFINITIONS
      As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

(b) “Award Agreement” means a written agreement entered into by Republic and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

(c) “Board” means the board of directors of Republic.

(d) “Cause” means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

(e) “Change in Control” means any change in control of Republic of a nature which would be required to be reported (a) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of an Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of an Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the Securities and Exchange commission; provided, however, that without limitation, a Change of Control of the Company shall be deemed to have occurred if:

(i) Any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, or any compensation plan of the Company or any majority-owned subsidiary of the Company, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Republic representing fifty percent (50%) or more of the combined voting power of Republic;

(ii) During any period of three consecutive years during the term of this Agreement, the directors who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

(iii) The shareholders of Republic approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of Republic immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a liquidation or dissolution of Republic; or (3) the sale of all or substantially all of the assets of Republic, or of a subsidiary of Republic that accounts for 30% of the consolidated revenues of Republic, but not including a reorganization, merger or consolidation of Republic.
      However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.
      (f) “Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Republic.
      (g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
      (h) “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.
      (i) “Common Stock” means the common stock, $.01 par value per share, of Republic.
      (j) “Company” means Republic and all entities whose financial statements are required to be consolidated with the financial statements of Republic pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.
      (k) “Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).
      (l) “Covered Individual” means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Section 5(b).
      (m) “Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant’s employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant’s Disparagement, or inducement of others to do so, of the Company or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company; provided, however that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant’s employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.
      (n) “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.
      (o) “Disparagement” means making any comments or statements to the press, the Company’s employees or any individual or entity with whom the company has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.
      (p) “Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.
      (q) “Effective Date” shall mean February 21, 2007.
      (r) “Eligible Individual” means any employee, officer, director (employee or non-employee director) of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.
      (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (t) “Exercise Price” means the purchase price of each share of Common Stock subject to an Award.
      (u) “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on such date (i) as reported by the national securities exchange in the United States on which it is then traded or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.
      (v) “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.
      (w) “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

      (x) “Non-Employee Director” means a director of Republic who is not an active employee of the Company.
      (y) “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.
      (z) “Option” means an option to purchase Common Stock granted pursuant to Section 7 of the Plan.
      (aa) “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.
      (bb) “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.
      (cc) “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.
      (dd) “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.
      (ee) “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.
      (ff) “Person” shall mean any person, corporation, partnership, limited liability company, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.
      (gg) “Plan” means this Republic Services, Inc 2007 Stock Incentive Plan.
      (hh) “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.
      (ii) “Republic” means Republic Services, Inc., a Delaware corporation.
      (jj) “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 9 hereunder.
      (kk) “Restricted Stock Unit” means the right to receive to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 9 hereunder.
      (ll) “Section 424 Employee” means an employee of Republic or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.
      (mm) “Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 8 hereunder.
      (nn) “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution,

transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.
4.     ELIGIBILITY
      Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of their importance to the business of the Company pursuant to the terms of the Plan.
5.     ADMINISTRATION
      (a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee shall have authority to issue Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of an Award may include (in addition to those contained in this Plan) such conditions and limitations as the Committee may consider appropriate in its sole discretion for the protection of the interests of the Company and its shareholders, including, without limitation, restrictions on exercisability, vesting or transferability, forfeiture provisions, and requirements for the disgorgement of gain. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.
      (b) Advisors to Committee. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan. The Committee may grant authority to the Chief Executive Officer of the Company or any other employee of the Company to execute agreements or other documents on behalf of the Committee in connection with the grant of an Award or the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.
      (c) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

      (d) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of Republic, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of Republic. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.
6.     COMMON STOCK
      (a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Ten Million Five Hundred Thousand (10,500,000) shares plus any shares of Common Stock that were subject to an award granted pursuant to the Republic Services, Inc. 1998 Stock Incentive Plan in which the award is cancelled, forfeited or terminated for any reason after the Effective Date.

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Ten Million Five Hundred Thousand (10,500,000) of such shares may be subject to grants of Incentive Stock Options.

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Million Five Hundred Thousand (2,500,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year.

(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Two Hundred Fifty Thousand (1,250,000) of such shares may be subject to grants of Performance Shares, Restricted Stock and Awards of Common Stock to any one Eligible Individual during any one fiscal year.

(iv) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be four million dollars ($4,000,000).
      (b) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Award that is settled in Common Stock, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right.

(ii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.
      (c) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall to the extent cancelled, forfeited or terminated, immediately be available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, other than a Stock Appreciation Right, which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Any Common Stock subject to a Stock Appreciation Right which is not issued upon settling such Stock Appreciation Right shall be available for future Awards granted under the Plan.
      (d) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Republic by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Republic or other increase or decrease in such shares effected without receipt of consideration by Republic occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan; (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year; (iv) the calculation of the reduction of shares of Common Stock available under the Plan; (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (vi) the Exercise Price of outstanding Options granted under the Plan and/or (vii) number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 11. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 6(d), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 6(d) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.
7.     OPTIONS
      (a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.
      (b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.
      (c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.
      (d) Limitation on Repricing. Unless such action is approved by the shareholders of Republic in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price per share that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 6(d) and 12); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 6(d) and 12); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current Fair Market Value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 6(d) and 12).
      (e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the seventh anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the seventh anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the seventh anniversary of the Grant Date thereof.
      (f) No Reload of Stock Options. The Plan shall not permit an additional automatic grant of an Option to a Participant who exercises an Option by surrendering other shares of Common Stock (“reload stock option”).
      (g) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% the Fair Market Value of such share of Common Stock as of the Grant Date.

(iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Republic, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.
      (h) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided in Sections 11, 12 and 13 of the Plan, Options subject solely to a future service requirement shall have a vesting period of not less than one year from the Grant Date.
      (i) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Republic Services a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to Republic at its principal office and addressed to the attention of Stock Option Administrator, Republic Services, Inc., 110 S.E. 6th Street, Suite 2800, Ft. Lauderdale, FL 33301. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.
      (j) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order; or

(ii) through the delivery to Republic of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Republic’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Republic incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee in its sole and absolute discretion and to the extent permitted by applicable law, may permit including but not limited to a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Republic, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to Republic to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

      (k) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause, or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.
8.     STOCK APPRECIATION RIGHTS
      (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.
      (b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 7 above were the grant of the Stock Appreciation Rights a grant of an Option.
      (c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Republic Services, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.
      (d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.
9.     RESTRICTED STOCK
      (a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.
      (b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 12 and 13 of the Plan, Restricted Stock covered by any Award under this Plan that are subject solely to a future service requirement Restricted Stock shall not vest prior to the first (1st) anniversary of the Grant Date. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 10(c).
      (c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Republic Services, Inc. 2007 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and Republic Services, Inc. (the “Company”), dated (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”
      (d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.
      (e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.
      (f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by Republic with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(c) as if such grants of Restricted Stock were Awards of Performance Shares.

Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.
10.     PERFORMANCE SHARES AND PERFORMANCE UNITS
      (a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, and on such terms and conditions the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.
      (b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Republic’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, Republic’s after-tax or pre-tax profits including, without limitation, that attributable to Republic’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Republic’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Republic’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Republic’s long-term or short-term public or private debt or other similar financial obligations of Republic, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from Republic’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, Republic’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Republic’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, Republic’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of Republic’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Republic of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Republic (or a subsidiary, division or other operational unit of Republic) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
      (c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 9 above if the Performance Shares were Restricted Stock. A holder of Performance Units is not entitled to the rights of a holder of our Common Stock.
      (d) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.
      (e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the

Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

11.     AWARD GRANTS TO NON-EMPLOYEE DIRECTORS
      Vesting of Certain Non-Employee Director Awards. Notwithstanding the minimum vesting provisions in Section 7(h) and 9(b) of the Plan, any Award granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.
12.     CHANGE IN CONTROL
      Unless otherwise provided in an Award Agreement, all Awards shall immediately become exercisable or vested, without regard to any limitation imposed pursuant to this Plan. Prior to a Change in Control of Republic, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise Awards in whole or in part, (ii) all Awards shall terminate provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of Republic, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing; provided, however, that all Awards shall be treated as immediately exercisable and vested. The Committee shall not take any action permitted by this Section unless counsel for Republic determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Republic, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

13.     CHANGE IN STATUS OF PARENT OR SUBSIDIARY
      Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by Republic or any entity that is a part of the Company immediately after such event.
14.     REQUIREMENTS OF LAW
      (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.
      (b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.
      (c) Withholding for Taxes; Set-Off for Debt. Whenever the Company proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a Participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that at the Participant’s election, the tax withholding obligation shall be satisfied by the Company’s withholding a portion of the shares otherwise distributable to the Participant, such shares being valued at their fair market value at the date of exercise, or by the Participant’s delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Participant to the Company.
      In addition, the Company shall have the right of set-off for debt to the Company (Employee Debt) incurred by a Participant whose employment has terminated but who exercises options subject to the Plan. In such instance, the Company may withhold payment or portion of the shares otherwise distributable to the Participant, such shares being valued at their fair market value at the date of the exercise, in an amount equal to such Employee Debt (which may include, but is not limited to, amounts owed the Company for breaches of any security agreement, relocation expense agreement or other indebtedness).
      (d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
15.     GENERAL PROVISIONS
      (a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions, as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.
      (b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.
      (c) Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Sections 6(d), 9(e) and 10 of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).
      (d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Republic determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.
      (e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.
      (f) Issuance of Certificates; Shareholder’s Rights. Republic shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.
      (g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.
      (h) Buyout and Settlement Provisions. Except as prohibited in Section 7(d) of the Plan, the Committee may at any time on behalf of Republic offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.
      (i) Use of Proceeds. The proceeds received by Republic from the issuance of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Republic.
      (j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of Republic, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 6 or Section 12, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.
      (k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of Republic in accordance with applicable law and the Articles of Incorporation and Bylaws of Republic shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of Republic must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated

      (l) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
      (m) Notification of 83(b) Election. If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.
      (n) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 15(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.
      (o) Disclaimer of Rights. No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
      (p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
      (q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.
      (r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.
      (s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
      (t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.
      (u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.
      (v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
      (w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Republic, to its principal place of business, attention: General Counsel, and if to the holder of an Award, to the address as appearing on the records of the Company.

▼ DETACH PROXY CARD HERE ▼

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes must be indicated (x) In Black or Blue ink.

The board of directors unanimously recommends that you vote FOR all nominees.
1. ELECTION OF DIRECTORS:

FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS (FOR all nominees except as indicated in the space below)	☐

The Nominees:	James E. O’Connor, Harris W. Hudson, John W. Croghan, W. Lee Nutter, Ramon A. Rodriguez, Allan C. Sorensen and Michael W. Wickham.
(INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions:

The board of directors unanimously recommends that you vote FOR approval and adoption of the Republic Services, Inc. 2007 Stock Incentives Plan.

		FOR	AGAINST	ABSTAIN

2.	Approval and adoption of Republic Services, Inc. 2007 Stock Incentive Plan	☐	☐	☐
The board of directors unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the company’s independent public accountants for 2007.

3.	Ratification of the appointment of Independent Public Accountants	☐	☐	☐

4.	In their discretion, on such other matters as may properly come before the meeting

	To change your address, please mark this box and indicate new address on the reverse side:	☐

SCAN LINE

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any representative capacity, sign name and title.

Date Share Owner sign here	Co-Owner sign here

PROXY
REPUBLIC SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
James E. O’Connor and David A. Barclay, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Services, Inc. to be held on May 17, 2007 or any postponements or adjournments of the meeting, as indicated hereon.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all nominees for director, FOR the approval and adoption of the Republic Services, Inc. 2007 Stock Incentive Plan, and FOR ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2007. As to any other matter, said proxies shall vote in accordance with their best judgment.
The undersigned hereby acknowledges receipt of the Notice of the 2007 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

(Change of Address)
REPUBLIC SERVICES, INC.
P.O. BOX 11443
NEW YORK, N.Y. 10203-0443

(Continued, and to be executed and dated on the other side.)